                            SCHEDULE 14A INFORMATION



                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )



    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12




                            GT GLOBAL FLOATING RATE FUND, INC.
- ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                       GT GLOBAL FLOATING RATE FUND, INC.



                        SPECIAL MEETING OF SHAREHOLDERS
                              50 CALIFORNIA STREET
                                   26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111



                                                                  MARCH 31, 1998


DEAR FELLOW SHAREHOLDER:


    As you may be aware, the financial industry has seen many mergers and acquisitions over the last few years. A number of well-known, high profile organizations have recently combined to build stronger companies with greater resources. These same strategic objectives motivated the pending acquisition of GT Global and its sister divisions--including LGT Asset Management and Chancellor LGT Asset Management, collectively known as the Asset Management Division of Liechtenstein Global Trust--by AMVESCAP PLC, the parent corporation of AIM Management Group and INVESCO. A special meeting of Shareholders of GT Global Floating Rate Fund ("Fund") regarding the acquisition will be held on May 20, 1998.



    Attached are the Notice and Proxy Statement for the Special Meeting which describe a number of matters on which you, the Shareholder, are being asked to vote: (i) election of the Fund's Board of Directors; (ii) approval of a new investment management and administration agreement and sub-advisory and sub-administration agreements for the Fund; (iii) approval of changes to the fundamental investment restrictions of the Fund; (iv) approval of the conversion of the Fund and Floating Rate Portfolio to "interval fund" status; (v) approval of an agreement and plan of conversion and liquidation for the Fund; and (vi) ratification of the selection of independent public accountants. THE FUND'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THESE PROPOSALS.



    The proposed acquisition of GT Global and its affiliates by AMVESCAP offers the following opportunities for the Fund's Shareholders:



    - Continuity of the Fund's objective, policies and investment style.



    - An extended family of funds, including both U.S. and global products.


    - Expanded investment team strength to manage your investments.

    - Business synergies between the two organizations, including increased product diversification, global brand enhancement and broadened geographic coverage.

    Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage-paid envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. If you have any questions concerning the proposals to be considered at the special meeting of GT Global Floating Rate Fund Shareholders on May 20, 1998, please contact GT Global Client Services at 1-800-223-2138.

                                          Sincerely,

                                                     [LOGO]

                                          William J. Guilfoyle
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

          IMPORTANT NEWS FOR GT GLOBAL FLOATING RATE FUND SHAREHOLDERS


    We encourage you to read the attached proxy statement in full; however, the following questions and answers represent some typical concerns that shareholders might have regarding this proxy statement.


WHY IS GT GLOBAL SENDING ME THIS PROXY?



    As you may know, AMVESCAP, the parent company of AIM Funds and INVESCO Funds, has entered into an agreement to acquire GT Global. As part of this acquisition, some changes are being recommended with respect to GT Global Floating Rate Fund (the "Fund").


WHAT AM I BEING ASKED TO VOTE ON?

    The proposals you are being asked to vote on are:


    1.  Election of the Board of Directors;



    2a. Approval of a new investment management and administration agreement;



    2b. Approval of a new sub-advisory and sub-administration agreement;



    2c. Approval of a new sub-sub-advisory and sub-sub-administration agreement;



    3. Approval of changes to the fundamental investment restrictions of the Fund;



    4. Approval of the conversion of the Fund and Floating Rate Portfolio to "interval fund" status;



    5.  Reorganization of the Fund into a Delaware business trust; and


    6.  Ratification of the selection of independent public accountants


HOW WILL THE ACQUISITION OF GT GLOBAL BY AMVESCAP AFFECT ME?



    The Board of the Fund believes that the acquisition will be beneficial to shareholders for a number of reasons, including:



    - AIM's performance record as an investment manager and reputation in the fund industry, and AMVESCAP's investment resources and commitment to the fund industry.



    - Access to a wider selection of investment choices for shareholders, including 33 funds in The AIM Family of Funds



    - Additional shareholder services support provided by the larger organization



WILL THE INVESTMENT OBJECTIVE OF THE FUND CHANGE?


    The investment objective of the Fund will not change.

WHAT IS THE BENEFIT OF REORGANIZING THE FUND AS A DELAWARE BUSINESS TRUST?


    The reorganization is being proposed primarily to modernize the organizational document under which the Fund operates; the reorganization will not substantially affect the way the Fund operates. The Board of the Fund believes that the Delaware business trust organizational form offers a number of advantages over the Fund's current organizational form, including greater flexibility to conduct business. Also, since several AIM Funds are organized as Delaware business trusts, administrative efficiencies and consistency among the Funds would be achieved.

HOW WILL THE EXPENSES FOR THE FUND BE AFFECTED?

    The fees and expenses payable by the Fund are not expected to increase as a result of any of the changes you are voting on.

HOW DOES THE BOARD OF THE FUND RECOMMEND THAT I VOTE?

    The Board recommends that you vote FOR all of the proposals on the enclosed proxy card.

HOW DO I VOTE?


    You may indicate your vote on the enclosed proxy card and return it in the enclosed postage-paid envelope


        OR


    You may fax the proxy card to Shareholder Communications Corporation, our proxy solicitor, at 1-800-733-1885



        OR



    You may call in your vote to Shareholder Communications Corporation at 1-800-733-8481 Ext. 465


WHEN IS THE DEADLINE FOR VOTING?


    All votes must be received prior to the date of the Shareholder Meeting, which will be held at 1:00 p.m. on May 20, 1998. However, to prevent additional costs from being incurred, it is important that you cast your vote as soon as possible. If we do not hear from you, you may receive a call from Shareholder Communications Corporation requesting that you vote your shares.

                       GT GLOBAL FLOATING RATE FUND, INC.
                              50 CALIFORNIA STREET
                                   26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998

TO THE SHAREHOLDERS:


    Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of GT Global Floating Rate Fund, Inc. (the "Fund") will be held at 50 California Street, 26th Floor, San Francisco, California, on May 20, 1998, at 1:00 p.m., Pacific time, for the following purposes:



    (1) To elect the Fund's Board of Directors;



    (2) To approve a new investment management and administration contract and new sub-advisory and sub-administration contracts with respect to the Floating Rate Portfolio (the "Portfolio");


    (3) To approve changes to the fundamental investment restrictions of the Fund;

    (4) To approve the conversion of the Fund and the Portfolio to "interval fund" status;


    (5) To approve an agreement and plan of conversion and liquidation for the Fund;


    (6) To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent public accountants; and

    (7) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 17, 1998, are entitled to notice of, and to vote at, the Special Meeting. Your attention is called to the accompanying Proxy Statement. Whether or not you attend the Special Meeting, we urge you to PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD, so that a quorum will be present and a maximum number of shares may be voted.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                   [LOGO]

                                          HELGE KRIST LEE
                                          SECRETARY


SAN FRANCISCO, CALIFORNIA
MARCH 31, 1998



YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                PROXY STATEMENT


                       GT GLOBAL FLOATING RATE FUND, INC.
                              50 CALIFORNIA STREET
                                   26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111


                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 20, 1998

                            ------------------------


    This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of GT Global Floating Rate Fund, Inc. (the "Fund"). These proxies are to be used at the Special Meeting of Shareholders and at any adjournment thereof (the "Special Meeting" or "Meeting") to be held at the offices of the Fund, 50 California Street, 26th Floor, San Francisco, California 94111, on May 20, 1998, at 1:00 p.m., Pacific time. Only shareholders of record at the close of business on March 17, 1998 ("Shareholders"), are entitled to notice of and to vote at the Meeting. Copies of this Proxy Statement and the accompanying materials will first be mailed to Shareholders on or about April 3, 1998.



    If the accompanying proxy card is properly executed and returned by a Shareholder in time to be voted at the Special Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the Shareholder. Executed proxies that are unmarked will be voted in favor of the nominees for the Fund's Directors; in accordance with the recommendation of the Board as to all other proposals described in this Proxy Statement; and, at the discretion of the proxyholders, on any other matter that may properly have come before the Special Meeting or any adjournments thereof. Any proxy given pursuant to this solicitation may be revoked at any time before its exercise by giving written notice to the Secretary of the Fund or by the issuance of a subsequent proxy. To be effective, such revocation must be received by the Secretary of the Fund prior to the Special Meeting. In addition, a Shareholder may revoke a proxy by attending the Meeting and voting in person. The solicitation of proxies will be made primarily by mail but also may be made by telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions.


    The presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum at the Meeting. If a quorum is not present at the Meeting or if a quorum is present but sufficient votes to approve any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A Shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

    Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present, but will not be voted for or against any adjournment or proposal or for or against any adjournment to permit further solicitation of proxies. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

    As of the record date, March 17, 1998 ("Record Date"), there were 19,650,059.327 outstanding shares of the Fund. To the knowledge of the Fund's management, as of the Record Date, there were no owners of 5% or more of the outstanding shares of the Fund, with the exception of GT Global, Inc. ("GT Global") which owned 2,001,482.572 shares or 10.19% of the Fund.


                                PROPOSAL NO. 1:
                   ELECTION OF THE FUND'S BOARD OF DIRECTORS

    It is the intention of each proxyholder named on the accompanying proxy card to vote FOR the election of the nominees listed below unless the Shareholder specifically indicates on his or her proxy card a desire to withhold authority to vote for any nominee. The Board of Directors does not contemplate that any of the nominees who have consented to being nominated will be unable to serve as a Director for any reason, but if that should occur prior to the Meeting, the proxies will be voted for such other nominee(s) as the Board may recommend. If elected, each nominee will hold office until his/her successor is duly elected and qualified. Each nominee has served as a Director for the Fund (and a Trustee for the Floating Rate Portfolio (the "Portfolio")) since their commencement of operations on May 1, 1997.

       INFORMATION REGARDING NOMINEES FOR ELECTION AT THE SPECIAL MEETING


                                                                                                  POSITION(S)
NAME, AGE, BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS                WITH THE FUND
- ---------------------------------------------------------------------------------------------  ------------------
William J. Guilfoyle, Age 39*................................................................  Director and
Mr. Guilfoyle is President, GT Global since 1995; Director, GT Global since 1991; Senior Vice  Chairman of the
President and Director of Sales and Marketing, GT Global from May 1992 to April 1995; Vice     Board
President and Director of Marketing, GT Global from 1987 to 1992; Director, Liechtenstein
Global Trust AG (holding company of the various international LGT companies) Advisory Board since January 1996; Director, G.T. Global Insurance Agency ("G.T. Insurance") since 1996;
President and Chief Executive Officer, G.T. Insurance since 1995; Senior Vice President and
Director, Sales and Marketing, G.T. Insurance from April 1995 to November 1995; Senior Vice
President, Retail Marketing, G.T. Insurance from 1992 to 1993. Mr. Guilfoyle is also a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

C. Derek Anderson, Age 56....................................................................  Director
Mr. Anderson is President, Plantagenet Capital Management, LLC (an investment partnership);
Chief Executive Officer, Plantagenet Holdings, Ltd. (an investment banking firm); Director,
Anderson Capital Management, Inc., since 1988; Director, PremiumWear, Inc. (formerly
Munsingwear, Inc.) (a casual apparel company); and Director, "R" Homes, Inc. and various other companies. Mr. Anderson is also a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

Frank S. Bayley, Age 58......................................................................  Director
Mr. Bayley is a partner of the law firm of Baker & McKenzie; and Director and Chairman, C.D.
Stimson Company (a private investment company). Mr. Bayley also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.


- ------------------------


* Mr. Guilfoyle is deemed to be an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended ("1940 Act"), by virtue of his association with GT Global and Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), the Fund's administrator, or their affiliates and of his office with the Fund.

                                                                                                  POSITION(S)
NAME, AGE, BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS                WITH THE FUND
- ---------------------------------------------------------------------------------------------  ------------------
Arthur C. Patterson, Age 54..................................................................  Director
Mr. Patterson is a Managing Partner, Accel Partners (a venture capital firm). He also serves as a director of Viasoft and PageMart, Inc. (both public software companies), as well as several other privately held software and communications companies. Mr. Patterson also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

Ruth H. Quigley, Age 63......................................................................  Director
Miss Quigley is a private investor. From 1984 to 1986, she was President of Quigley
Friedlander & Co., Inc. (a financial advisory services firm). Miss Quigley also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.


    The above information provides each Director's business experience during at least the past five years. Corresponding information with respect to the executive officers of the Fund is provided below. See "Other
Information--Executive Officers of the Fund."


    To the knowledge of the Fund's management, as of the Record Date, the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund. As of the Record Date, Mr. Guilfoyle owned 2,657.907 shares of the Fund. No other Director owned shares of the Fund as of the Record Date.


    There were five meetings of the Board held during the Fund's fiscal year ended December 31, 1997, and during the Portfolio's fiscal year ended December 31, 1997. The Board has an Audit Committee comprised of Miss Quigley and Messrs. Anderson, Bayley, and Patterson. The purpose of the Audit Committee is to oversee the annual audit of the Fund and review the performance of the Fund's independent accountants. During the Fund's last completed fiscal year, the Audit Committee met once. Each Director of the Fund attended at least 75% of the total number of meetings of the Board and the Audit Committee.


    Each Director serves in total as a director or trustee of 12 registered investment companies managed or administered by Chancellor LGT ("Fund Complex"), the administrator of the Fund and parent of Chancellor LGT Senior Secured Management, Inc. ("Chancellor SSM"), the Portfolio's investment manager. The Fund pays each Director, who is not a director, trustee, officer or employee of Chancellor SSM, or any affiliated company, an annual fee plus a meeting fee for each Board or committee meeting attended by such Director and reimburses travel and other out-of-pocket expenses incurred in connection with attending such meetings. The Directors do not receive any compensation from the Portfolio. The table below summarizes the compensation of the Directors for the current fiscal year, which will end December 31, 1998, and provides the total compensation of the Board Members for the 1997 calendar year.

                               COMPENSATION TABLE


                                                                                              TOTAL COMPENSATION
                                                                              COMPENSATION   FROM THE FUND AND THE
NAME OF PERSON(1)                                                             FROM THE FUND     FUND COMPLEX(2)
- ----------------------------------------------------------------------------  -------------  ---------------------

C. Derek Anderson...........................................................    $8,600.00         $103,653.66

Frank S. Bayley.............................................................    $8,600.00         $106,555.73

Arthur C. Patterson.........................................................    $8,600.00         $89,700.00

Ruth H. Quigley.............................................................    $8,600.00         $98,037.50


- ------------------------

(1) Mr. Guilfoyle received no compensation from the Fund.

(2) The Directors do not receive any pension or retirement benefits as compensation for their services to the Fund.

    REQUIRED VOTE. A plurality of all the votes cast at the meeting is required to elect each nominee.


                              THE BOARD RECOMMENDS
            THAT YOU VOTE "FOR" THE DIRECTORS LISTED IN PROPOSAL 1.

                       PROPOSALS NO 2(A), 2(B) AND 2(C):
       APPROVAL OF INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT AND
                 SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACTS



    BACKGROUND. On January 30, 1998, Liechtenstein Global Trust, AG ("LGT"), the indirect parent organization of Chancellor LGT, Chancellor SSM and GT Global, Inc. (collectively, "GT Global") and LGT Holding (International) AG, Zurich, entered into an agreement (the "Purchase Agreement") with AMVESCAP PLC ("AMVESCAP") and AMD Acquisition Corp., pursuant to which AMVESCAP will acquire LGT's Asset Management Division, which includes GT Global and certain other affiliates (the "Purchase"). As a result of the Purchase, the Current Management Contracts will automatically terminate. Accordingly, shareholders of the Fund are being asked to approve a new Investment Management and Administration Contract (the "New Management Agreement") and new Sub-Advisory and Sub-Administration Contracts (collectively, the "New Sub-Advisory Agreements") (the New Management Agreement and the New Sub-Advisory Agreements are collectively referred to as the "New Agreements"). Under the New Agreements, A I M Advisors, Inc. ("AIM"), a wholly owned subsidiary of AMVESCAP, would serve as investment manager and administrator to the Portfolio, Chancellor SSM (whose name would be changed following consummation of the Purchase) would serve as sub-adviser and sub-administrator to the Portfolio, and Chancellor LGT (whose name would also be changed following consummation of the Purchase) would serve as sub-sub-adviser and sub-sub-administrator with respect to certain assets of the Portfolio. See "Information Concerning AMVESCAP, AIM, Chancellor SSM and Chancellor LGT." Forms of the New Agreements are attached hereto as Exhibits A, B and C. The Fund's Board and the Board of Trustees of the Portfolio (collectively, the "Boards") have approved the New Management Agreement and New Sub-Advisory Agreements with respect to the Portfolio, subject to the approval of the Fund's shareholders.



    Under a structure commonly referred to as "master-feeder," the Fund invests all of its investable assets in the Portfolio. The Portfolio directly acquires securities and the Fund acquires an indirect interest in those securities. Under this arrangement, investment management and sub-advisory services are rendered to the Portfolio and not the Fund, but shareholders of the Fund are afforded the same rights to vote on the New Management Agreement and New Sub-Advisory Agreements of the Portfolio as they would have if the Fund invested directly in portfolio securities.



    At a meeting held on March 24, 1998, the Boards of the Fund and the Portfolio, including a majority of the Board Members who are not "interested persons" of the Fund or Portfolio (as defined in the 1940 Act) ("Independent Board Members"), approved, subject to shareholder approval, the New Agreements. A description of the New Agreements is provided below under "Terms of the New Agreements." Such description is only a summary and is qualified by reference to the attached Exhibits A, B and C. A summary of the Boards' considerations is provided below under "Board Considerations."



    In approving the New Agreements, the Boards took into account that, except for the change in the investment manager and the establishment of modified sub-advisory relationships, there are no material differences between the provisions of the Current Management Contracts and the New Agreements. Further, based on the representations of AIM, Chancellor SSM and Chancellor LGT regarding their intentions, the Boards do not anticipate currently that there will be substantial changes in the way in which the Fund and the Portfolio are managed or operated, except as noted below. Following the Closing Date, AIM intends to carefully study the investment performance of the Fund and the Portfolio, each of the GT Global Funds, as well as the combined resources of AMVESCAP and Chancellor LGT, in order to determine what steps, if any, may be taken to ensure strong investment performance of the Fund and the Portfolio into the future. It is anticipated that as a result of such study, AIM may recommend, among other things, various changes in or adjustments to the investment personnel assigned to manage the Fund and the Portfolio.

    If the conditions set forth in the Purchase Agreement are not met or waived or if the Purchase Agreement is terminated, the Purchase will not be consummated, and the Current Management Contracts will remain in effect. If the New Agreements are approved, and the Purchase is thereafter consummated, the New Agreements will be executed and become effective on or about the Closing Date, as defined below.


    SHAREHOLDER APPROVAL REQUIREMENTS. Under the master-feeder structure, on behalf of the Fund as an interestholder in the Portfolio, the Board will vote the Fund's interest in the same proportion as Shareholders of the Fund cast their votes at the Shareholder meeting. In order for the New Agreements to be approved, a "majority of the interests in the Portfolio" must approve the agreement. For this purpose, a "majority of the interests in the Portfolio" requires the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or (ii) 67% of the interests of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy. Because the New Management Agreement and each New Sub-Advisory Agreement are completely interdependent, none will be implemented without the approval of the other two. If the New Agreements are not approved and the Purchase is consummated, the Boards of the Fund and the Portfolio will determine what further action to take. Because the Purchase is not contingent on the approval of the New Agreements, it is possible that the Purchase will be consummated even if the Fund does not approve the New Agreements. In such case, GT Global (including Chancellor LGT and Chancellor
SSM) would be acquired by AMVESCAP and the Current Management Contracts would automatically terminate. As a result, the Boards would need to make new arrangements for obtaining advisory services. Such steps could include the hiring of AIM and GT Global to provide services on an interim basis, and AMVESCAP has indicated its willingness to permit AIM and GT Global to provide such services if so requested.



    In the interests of simplicity and clarity, references below to the "Fund" include the "Portfolio" where appropriate.



    PURCHASE OF LGT'S ASSET MANAGEMENT DIVISION BY AMVESCAP. On January 30, 1998, LGT and LGT Holding (International) AG, Zurich (together, the "Sellers") entered into the Purchase Agreement with AMVESCAP and AMD Acquisition Corp., a wholly owned subsidiary of AMVESCAP (the "Buyer"), pursuant to which the Buyer will purchase the global asset management business of the Sellers by acquiring the shares of, and equity interests in, the subsidiaries of the Sellers that conduct such business (the "Transferred Companies"). Under the Purchase Agreement, the Buyer shall pay the Sellers $1.3 billion, which shall be (i) reduced (or increased) to the extent that the closing tangible net worth of the Transferred Companies at closing is less than (or greater than) zero, (ii) reduced to the extent that annualized asset management fees (without giving effect to market and currency fluctuations) of the Transferred Companies at closing, in respect of which client consents have been obtained, are less than 92.5% of base investment management fees and (iii) adjusted in respect of certain transaction-related fees and expenses (including, among other things, mutual fund shareholder and other client consent costs). Thus, failure by Shareholders of the Fund to approve the New Agreements may result in the Buyer paying, and the Sellers receiving, a lower amount for the sale of the Transferred Companies, but will not necessarily preclude a closing of the Purchase.


    The closing is expected to occur on or about May 29, 1998 (the "Closing Date") subject to the satisfaction or waiver of certain conditions that include, among other things: (i) the annualized asset management fees (without giving effect to market and currency fluctuations) being at least 60% of base management fees; (ii) approval of the Purchase by AMVESCAP shareholders; (iii) certain governmental approvals and other third party consents having been received; (iv) representations and warranties made by the parties being true and correct in all material respects at the closing; and (v) no party being subject to any order prohibiting the consummation of the Purchase.

    The Purchase Agreement may be terminated at any time prior to the Closing Date (i) by the mutual consent of the Buyer and LGT; (ii) by written notice by any party after September 30, 1998; (iii) by the Sellers if, by a specified date, AMVESCAP's shareholders have not approved the transaction; or (iv) under the other circumstances set forth in the Purchase Agreement.


    BOARD CONSIDERATIONS. At a series of meetings held in February and March 1998 with the Boards of the Fund and the Portfolio, representatives of AMVESCAP, the INVESCO Global operating group of AMVESCAP ("INVESCO"), AIM, Chancellor SSM, Chancellor LGT and GT Global discussed with the Boards the anticipated effects of the Purchase on the advisory, sub-advisory and related relationships with the Fund. At those meetings, these representatives provided information to the Boards concerning the specific terms of the Purchase Agreement, the anticipated advisory and sub-advisory relationships with the Fund, and the proposed plans for ongoing management, distribution and operation of the Fund. Throughout this period, the Boards and their counsel requested and received additional information from AIM, GT Global and their counsel, and held telephone conferences regarding the Purchase and its potential impact on the Fund and its shareholders.



    In connection with their review, the Boards obtained substantial information regarding: the management, financial position and business of AMVESCAP and AIM and their affiliates, including INVESCO; the history of AIM's and its affiliates' business and operations; the performance of the investment companies advised by AIM, INVESCO and their respective affiliates; the impact of the Purchase on the Fund and its shareholders; the plans of AMVESCAP and its affiliates with respect to GT Global and the Fund; performance and financial information about the Fund; and information about other funds and their fees and expenses. The Boards also received information regarding the terms of the Purchase and comprehensive financial information including: AMVESCAP's plans for financing the Purchase; the impact of the financing on AIM; AMVESCAP's plans for the compensation and retention of personnel currently employed by GT Global and the Transferred Companies who currently provide services to the Fund, including an employee stabilization plan being implemented at GT Global; and information concerning employment contracts with senior management of GT Global.



    In connection with their deliberations, the Boards evaluated the above-referenced information and considered, among other things, the following factors (the order of which is no indication of the importance given to each):
(1) the expectation that the investment objective, policies and management strategies of the Fund after the Purchase will not materially change; (2) the expectation that substantially the same investment teams and management personnel will manage the Fund on a day-to-day basis through Chancellor SSM as sub-adviser, and Chancellor LGT as sub-sub-adviser to the Fund, which will be supported where appropriate by investment and other personnel of AMVESCAP, INVESCO, AIM and their affiliates who are experienced in managing and administering similar investment products; (3) the expectation that the investment expertise available to the Fund will be enhanced by the combined AMVESCAP/Chancellor SSM/Chancellor LGT management team; (4) the continued employment of and retention incentives for senior management of GT Global and the continued maintenance of investment personnel by Chancellor LGT and its affiliates in multiple locations throughout the world; (5) the ability of AMVESCAP to provide sufficient capital to support the operations of AIM and GT Global and AMVESCAP's commitment to paying compensation adequate to attract and retain top quality personnel; (6) the fact that Fund Shareholders will have access to a more diversified mutual fund product line through the anticipated exchange privileges with the AIM Funds, including access to 33 funds in The AIM Family of Funds, which include several funds with investment objectives and policies not currently available to shareholders within the GT Fund complex; (7) the enhanced distribution potential for the Fund through AIM Distributors' extensive sales network; (8) the commitment of AIM to maintain the Fund's current expense caps for at least two years and the expectation that the expense ratio of the Fund may be reduced to the extent assets increase through increased sales; (9) the additional administrative and shareholder services which can be provided by a larger organization such as AIM; (10) the overall advantages of being managed and distributed by the AMVESCAP organization which will have approximately $250 billion under management and operations throughout the world following the closing, especially in light of increasingly competitive conditions in the financial services industry, including the increasing presence in the industry of large and well-capitalized companies which are spending substantial amounts to engage personnel and to provide services to competing investment companies; and (11) the continuity of experience offered by the Fund's and Portfolio's Boards.



    In reaching their determinations, the Boards also considered the fact that the new advisory and sub-advisory relationships are intended to conform to the safe harbor provided by Section 15(f) of the 1940 Act for new advisory and other arrangements arising from the sale of fund management businesses such as Chancellor LGT's. Under the Purchase Agreement, AMVESCAP has agreed to conduct its business and to use its reasonable best efforts to cause each of its affiliates to conduct its business so as to assure that, insofar as is within AMVESCAP's or its affiliates' control (i) for a period of three years after the closing of the Purchase, at least 75% of the members of the Boards of the Fund and Portfolio would be Independent Board Members; and (ii) for a period of two years after the closing of the Purchase, there would not be imposed on the Fund an "unfair burden" (as defined in the 1940 Act) as a result of the Purchase.


    The Boards also evaluated the New Management Agreement and the New Sub-Advisory Agreements. The Boards assured themselves that the New Agreements, including the terms relating to the services to be provided and the fees and expenses payable by the Fund, are not materially different from the Current Management Contracts, except that AIM rather than Chancellor SSM will be the investment manager and administrator for the Fund and Chancellor SSM and Chancellor LGT will be the sub-adviser and sub-sub-adviser, respectively, for the Fund.


    At the Board meetings held during February and March, 1998, the Boards received presentations by AMVESCAP, AIM, INVESCO, Chancellor SSM, Chancellor LGT, and GT Global, Inc. and considered each of the foregoing factors. During this time period, the Independent Board Members also met separately and conferred with their counsel, who is not counsel to the Fund, AMVESCAP or its affiliates or Chancellor LGT or its affiliates. Based upon these considerations, on March 24, 1998 the Boards unanimously approved the New Management Agreement and the New Sub-Advisory Agreements and recommended approval by the Shareholders.



    TERMS OF THE NEW AGREEMENTS. If the New Agreements are approved by Shareholders as described herein, upon the closing of the Purchase, AIM will serve as the investment manager and administrator to the Fund. With the exception of the replacement of Chancellor SSM by AIM as the investment manager and administrator, the New Management Agreement is substantially the same as the Current Management Contract in all material respects, except: (1) the New Management Agreement is governed by Delaware law, while the Current Management Contracts are governed by California law; (2) the New Management Agreement includes a license provision that governs the use of the "AIM" name; the Current Management Contracts contain no such provision; (3) the provision in Current Management Contracts addressing oversight of Fund pricing and computation of net asset value has been deleted from the New Agreements, since AIM and Chancellor LGT will perform these functions directly; (4) a provision has been added to the New Agreements allowing their amendment without shareholder approval when permitted by the 1940 Act; (5) the date of effectiveness which, assuming Shareholder approval, would be on or about the Closing Date.



    AIM will be contractually obligated to provide the same services to the Fund as are currently provided to the Fund by Chancellor SSM, in return for the same advisory fees as are currently in place. Currently, these advisory fees are 0.95% of daily net assets. AIM has further agreed that, for a period of two years from the Closing Date, it will continue to limit the Fund's total expenses (exclusive of brokerage commissions, taxes, interest and extraordinary expenses) to an annual rate of 1.50% of average daily net assets. As a result, the maximum expense ratio of the Fund will remain capped at current levels for two years following the closing of the Purchase.

    Pursuant to the New Sub-Advisory Agreements, Chancellor SSM will serve as sub-adviser and sub-administrator to the Fund upon approval of the Fund's shareholders. Chancellor SSM would provide substantially all of the services for the Fund that it currently provides. It would be paid sub-advisory fees by AIM, not by the Fund. Similarly, under the proposed sub-sub-advisory relationship, Chancellor LGT would continue to sub-advise a portion of the Fund's assets and would be paid a sub-sub-advisory fee by Chancellor SSM, not by the Fund.

    Forms of the New Management Agreement and New Sub-Advisory Agreements are attached hereto as Exhibits A, B and C. The descriptions of the New Agreements set forth herein are qualified in their entirety by reference to Exhibits A, B and C. Although the Current Management Contracts have not terminated and the New Agreements have not become effective, the New Agreements are described below as if they were both in effect.

    Under the New Management Agreement, AIM will:

(a) subject to the supervision of the Board, provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents of the Fund;

(b) determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, and the brokers and dealers through whom trades will be executed;

(c) oversee the maintenance of all books and records with respect to the securities transactions of the Fund, and furnish the Board with such periodic and special reports as the Board reasonably may request; and


(d) provide administrative services for the Fund subject to the supervision of the Board. In this regard, AIM will supervise all aspects of the operations of the Fund, including the oversight of custodial and other services. At AIM's expense, AIM will arrange, but not pay, for the periodic preparation, updating, filing and dissemination of each the Fund's prospectus, proxy statements, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission ("SEC") and other appropriate federal or state regulatory authorities. AIM will provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.



    In performing its obligations under the New Management Agreement, AIM is required to comply with all applicable laws. AIM shall not be liable and the Fund shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund in connection with the matters to which the New Management Agreements relate except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the New Management Agreement. Any person, even though also an officer, director, employee or agent of AIM, who may be or become an officer, Director/Trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, partner, employee, or agent or one under the control or direction of AIM even though paid by it.



    The New Management Agreement provides that all expenses not specifically assumed by AIM incurred in the operations of the Fund shall be paid by the Fund. These expenses include but are not limited to brokerage commissions, taxes, legal, accounting, auditing or governmental fees, custodian, transfer agent and shareholder service agent costs. AIM will assume the cost of any compensation, received by the officers of the Fund and by the Trustees of the Fund who are not Independent Board Members, for services provided to the Fund.

    The New Management Agreement provides that, subject to the approval of the Board and the shareholders, AIM may delegate any and all of its duties to a sub-adviser or sub-administrator, provided that AIM shall continue to supervise the performance of any such sub-adviser or sub-administrator. In this regard, AIM will enter into a New Sub-Advisory Agreement with Chancellor SSM. Pursuant to the New Sub-Advisory Agreement, AIM intends to delegate all of its duties under the New Management Agreement to Chancellor SSM. The New Sub-Advisory Agreement is substantially the same in all material respects to the New Management Agreement, and the description above of the duties and services to be performed by AIM will apply to Chancellor SSM as Sub-Adviser and Sub-Administrator to the Fund.

    The New Sub-Advisory Agreement provides that, subject to the approval of the Board and the shareholders, Chancellor SSM may delegate any and all of its duties to a sub-sub-adviser or sub-sub-administrator, provided that Chancellor SSM shall continue to supervise the performance of any such sub-sub-adviser or sub-sub-administrator. In this regard, Chancellor SSM will enter into a New Sub-Sub-Advisory Agreement with Chancellor LGT, pursuant to which Chancellor LGT will manage and administer certain portions of the Fund's assets. This New Sub-Sub-Advisory Agreement is necessary to permit Chancellor LGT to manage certain Fund investments, primarily high-yield securities, in which it has particular expertise. The New Sub-Sub-Advisory Agreement is substantially the same in all material respects as the New Sub-Advisory Agreement, and the description above of the duties and services to be performed by Chancellor SSM will apply to Chancellor LGT with respect to the sub-advised assets of the Fund.


    Under the New Agreements, the Fund will compensate AIM at the annual rate of 0.95% of the Fund's average daily net assets; AIM will compensate Chancellor SSM at the annual rate of 0.48% of the Fund's average daily net assets; and Chancellor SSM will compensate Chancellor LGT at the annual rate of 0.48% of the Portfolio's average daily net assets delegated to Chancellor LGT for its sub-sub-advisory services. In the Fund's last fiscal year, Chancellor SSM received $872,601 as compensation for its advisory services, which represented 0.95% of the Fund's average daily net assets, and Chancellor LGT received 0.25% of the Fund's average net assets as compensation for its sub-advisory services. The Fund's total net assets as of the Record Date was $196,893,594.46.


    The New Management Agreement and the New Sub-Advisory Agreements may be terminated at any time without penalty by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to AIM, Chancellor SSM or Chancellor LGT, respectively, or by AIM, Chancellor SSM or Chancellor LGT, respectively, at any time without penalty on 60 days' written notice to the Fund. Each of the New Agreements will terminate automatically in the event of any assignment, as defined by the 1940 Act. The New Agreements continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

    ADDITIONAL SERVICES PROVIDED BY AIM AND ITS AFFILIATES. In addition to AIM's investment management and administrative responsibilities under the New Management Agreement, it is anticipated that a number of AIM affiliates will provide services to the Fund if this Proposal 2 is approved by shareholders.

    A I M Distributors, Inc. ("AIM Distributors"), a wholly owned subsidiary of AIM, would serve as the principal underwriter for the Fund and would, if Proposal 2 is approved by shareholders, offer Shares of the Fund. Existing shareholders would continue to pay any applicable Early Withdrawal Charges to AIM Distributors for shares that were sold by or attributable to the distribution efforts of GT Global.

    The agreement pursuant to which GT Global, Inc. serves as principal underwriter for the Fund will terminate as a result of the Purchase. The Board has approved a new agreement, consistent with the description above, pursuant to which AIM Distributors would serve as principal underwriter for the Fund's Shares. Under the 1940 Act, such agreement does not require the approval of shareholders before it becomes effective. Such agreement will become effective on or about the Closing Date if this Proposal 2 is approved by Shareholders.


    It is currently anticipated that during September, 1998, A I M Fund Services, Inc. ("AIM Services"), a wholly owned subsidiary of AIM, would commence serving as transfer agent for the Fund. GT Global Investor Services, Inc. will continue to serve as transfer agent for the Fund until AIM Services assumes that role.


    The agreement pursuant to which Chancellor LGT serves as accounting and pricing agent for the Fund will also terminate as a result of the Purchase. It is anticipated that the Board will approve a new fund accounting and pricing agent agreements, through which AIM will serve as fund accounting and pricing agent. AIM intends to delegate substantially all of its responsibilities as fund accounting and pricing agent to Chancellor LGT. Under the 1940 Act, such agreements do not require the approval of Shareholders before they become effective. Such agreements will become effective on or about the Closing Date if this Proposal 2 is approved by Shareholders.


    INFORMATION CONCERNING AMVESCAP, AIM, CHANCELLOR SSM AND CHANCELLOR
LGT. AMVESCAP, along with its subsidiaries, is one of the largest independent investment management organizations in the world. The AMVESCAP group of companies (through the AIM and INVESCO brand names) offers a broad array of investment products and services to institutions and individuals. As of December 31, 1997, AMVESCAP and its subsidiaries had approximately $192 billion under management. AMVESCAP's worldwide investment team consists of approximately 330 investment professionals located in major financial centers, and includes larger investment teams in Atlanta, Boston, Dallas, Denver, Hong Kong, Houston, London, Louisville, Miami, Portland (Oregon), and Tokyo. The expertise, personnel, data and systems of AMVESCAP's worldwide investment team, as well as the ongoing resources of Chancellor LGT, will be available to AIM, Chancellor SSM and Chancellor LGT in their management and administration of the Fund. The corporate headquarters of AMVESCAP are located at 11 Devonshire Square, London EC2M 4YR, England.

    AIM was organized in 1976 and, together with its affiliates, currently advises over 50 investment company portfolios (the "AIM Funds"). As of December 31, 1997, the total assets of the AIM Funds were approximately $83 billion. AIM is a wholly owned subsidiary of A I M Management Group Inc. ("AIM Management"). Certain of the Directors and officers of AIM are also Trustees/Directors and executive officers of the AIM Funds. The address of AIM, all of the Directors of AIM, AIM Distributors, AIM Services, and AIM Management, is 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173.


    Chancellor LGT currently provides investment management and/or administration services to the GT Global Funds. Chancellor LGT and its worldwide asset management affiliates, including Chancellor SSM, have provided investment management and/or administrative services to institutional, corporate and individual clients around the world since 1969. As of December 31, 1997, Chancellor LGT and its worldwide affiliates managed approximately $54 billion in assets. In the United States, as of December 31, 1997, Chancellor LGT managed or administered approximately $8 billion of assets of the GT Global Funds and several other registered investment companies, including two other closed-end funds, and sub-advised one other registered investment company. In addition to the investment resources of its San Francisco and New York offices, Chancellor LGT draws upon the expertise, personnel, data and systems of other investment offices of LGT's Asset Management Division in Frankfurt, Hong Kong, London, Singapore, Sydney, Tokyo and Toronto. In managing the GT Global Funds, Chancellor LGT generally employs a team approach, taking advantage of its investment resources around the world in seeking to achieve the Fund's investment objective. The U.S. offices of Chancellor LGT are located at 50 California Street, 27th Floor, San Francisco, CA 94111 and 1166 Avenue of the Americas, New York, NY 10036.


    Chancellor LGT, Chancellor SSM and their worldwide affiliates, including LGT Bank in Liechtenstein, compose Liechtenstein Global Trust. Liechtenstein Global Trust is a provider of global asset management and private banking products and services to individual and institutional investors. Liechtenstein Global Trust is controlled by the Prince of Liechtenstein Foundation, which serves as the parent organization for the various business enterprises of the Princely Family of Liechtenstein. The principal business address of the Prince of Liechtenstein Foundation is Herrengasse 12, FL-9490, Vaduz, Liechtenstein.


    PROPOSAL 2(A) ASKS SHAREHOLDERS TO APPROVE THE NEW MANAGEMENT AGREEMENT, PROPOSAL 2(B) ASKS SHAREHOLDERS TO APPROVE THE NEW SUB-ADVISORY AGREEMENT, AND PROPOSAL 2(C) ASKS SHAREHOLDERS TO APPROVE THE NEW SUB-SUB-ADVISORY AGREEMENT. PROPOSALS 2(A), 2(B), AND 2(C) ARE COMPLETELY INTERDEPENDENT, AND THE FAILURE TO APPROVE ANY OF PROPOSALS 2(A), 2(B), OR 2(C) WILL MEAN THAT NONE OF THE PROPOSALS WILL BE IMPLEMENTED.



                    THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
                PROPOSAL 2(A), PROPOSAL 2(B), AND PROPOSAL 2(C).

                                PROPOSAL NO. 3:
                             APPROVAL OF CHANGES TO
                  CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS
                                  OF THE FUND

    PROPOSAL. Changes are proposed to the fundamental investment restrictions ("fundamental restrictions") of the Fund.

    REASONS FOR THE PROPOSED CHANGES. Pursuant to the 1940 Act, the Fund has adopted certain fundamental restrictions, which may be changed only with shareholder approval. Restrictions and policies that the Fund has not specifically designated as being fundamental are considered to be "non-fundamental" and may be changed by the Fund's Board without shareholder approval.

    Accordingly, the Board has approved revisions to the Fund's fundamental restrictions in order to reduce the number of restrictions that are fundamental. The Board believes that by reducing to a minimum those restrictions that can be changed only by shareholder vote, the Fund will be able to avoid the costs and delays associated with a shareholder meeting if the Board decides to make future changes to its investment policies. Although the proposed changes in fundamental restrictions will allow the Fund greater investment flexibility to respond to future investment opportunities, the Board does not anticipate that the changes, individually or in the aggregate, will result at this time in a material change in the level of investment risk associated with an investment in the Fund or the manner in which the Fund is managed.

    The Fund seeks its investment objective by investing all of its investable assets in the Portfolio, another closed-end fund. The Fund and the Portfolio have identical fundamental restrictions. A vote to approve changes in the investment restrictions of the Fund also would be a vote to approve changes to the identical investment restrictions for the Portfolio.


    PROPOSED CHANGES. The following is the text and a summary description of the proposed changes to the Fund's fundamental restrictions, together with the text of the non-fundamental restriction that would be adopted in connection with the elimination of one of the Fund's current fundamental restrictions. The text below also describes those fundamental restrictions that are being eliminated for which no corresponding non-fundamental restrictions is being proposed. Any non-fundamental restriction may be modified or eliminated by the Board at any future date without any further approval of shareholders. Shareholders should refer to the Fund's Prospectus for the text of the Fund's existing fundamental restrictions. Shareholders may request a copy of the Fund's Prospectus by calling 1-800-824-1580.


A. MODIFICATION OF FUNDAMENTAL RESTRICTION ON SELLING SECURITIES SHORT AND INVESTING IN PUT, CALL, STRADDLE OR SPREAD OPTIONS.

    PROPOSED CHANGE: Upon the approval of Proposal 3, the existing fundamental restriction on selling securities short and investing in put, call, straddle or spread options for the Fund would be modified as follows:

        "The Fund will not purchase or sell physical commodities, but the Fund may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments."

    DISCUSSION: The proposed changes to this fundamental restriction regarding options are intended to ensure that the Fund will have the maximum flexibility to enter into hedging and other transactions utilizing financial contracts and derivative products when doing so is permitted by the Fund's investment policy. Furthermore, the proposed fundamental restriction would allow the Fund to respond to the rapid and continuing development of derivative products. Although the proposed changes to this fundamental restriction would eliminate the current restriction on investing in put, call, straddle or spread options, the Fund has no present intention of investing in these instruments.

    The Fund is not required to have a fundamental restriction with respect to short sales of securities. In order to maximize the Fund's flexibility in this area, the Board believes that the Fund's restriction on short sales of securities should be eliminated. Notwithstanding the elimination of this fundamental restriction, the Fund expects to continue not to engage in short sales of securities, except to the extent that the Fund contemporaneously owns or has the right to acquire at no additional cost securities identical to, or convertible into or exchangeable for, those sold short.


B.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON MARGIN TRANSACTIONS.

    PROPOSED CHANGE: Upon the approval of Proposal 3, existing fundamental restrictions on engaging in margin transactions for the Fund would be eliminated, and the Fund would become subject to the following non-fundamental restriction:

        "The Fund will not purchase securities on margin, provided that the Fund may obtain short-term credits as may be necessary for the clearance of purchases and sales of securities; except that the Fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments. The purchase of Corporate Loans, Corporate Debt Securities and other investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin."

    DISCUSSION: The Fund is not required to have a fundamental restriction on margin transactions. Accordingly, it is proposed that the Fund's existing fundamental restriction be replaced with a non-fundamental restriction. The proposed non-fundamental restriction makes minor changes in wording from the existing fundamental restriction and expands the list of margin transactions excepted from the prohibition to include margin deposits in connection with financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.


    REQUIRED VOTE. Approval of each of the changes contemplated by Proposal 3 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. In addition to voting "for" or "against" the entire Proposal 3, Shareholders also may vote against the changes proposed with respect to a specific fundamental restriction in the manner indicated on the proxy card.



    If the proposed changes are approved by Shareholders at the Special Meeting, those changes will be effective upon appropriate disclosure being made in the Fund's prospectus.


    IF ONE OR MORE OF THE CHANGES CONTEMPLATED BY PROPOSAL 3 ARE NOT APPROVED BY SHAREHOLDERS OF THE FUND, THE RELATED EXISTING FUNDAMENTAL RESTRICTION(S) OF THE FUND WILL CONTINUE IN EFFECT FOR THE FUND.

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

                                PROPOSAL NO. 4:
                       APPROVAL OF CONVERSION OF FUND AND
                          PORTFOLIO TO INTERVAL STATUS


    Under this Proposal, the Fund would convert to "interval fund" status pursuant to Rule 23c-3 under the 1940 Act, which will ensure that Shareholders will have the opportunity on a quarterly basis to liquidate a portion of their shares of the Fund at net asset value. This Proposal also would amend the Trust Instrument of the Portfolio to convert the Portfolio as well to interval fund status. If this Proposal is approved, the Fund would conduct quarterly repurchase offers to its Shareholders, and the Portfolio would also conduct periodic repurchase offers to its interestholders. The implementation of the conversions of the Fund and the Portfolio to interval fund status is dependent upon the receipt of an exemptive order ("Exemptive Order") from the SEC, as more fully described below.


BACKGROUND.


    DESCRIPTION OF NON-EXCHANGE-TRADED CLOSED-END FUNDS. The common stock of most closed-end management investment companies ("closed-end funds") is traded on an exchange. Although exchange trading provides shareholders with liquidity, such trades may occur at a discount to the net asset value of the closed-end fund. These discounts may create difficulties for investors, fund sponsors, and funds. Investors, for example, may receive less than they invested as a result of the discount, and funds may find it difficult to raise additional capital because the 1940 Act generally requires closed-end funds to issue shares at net asset value.



    Unlike the stock of most closed-end funds, the Fund's common stock is not traded on any exchange. The Fund attempts to provide liquidity to its Shareholders by considering each quarter the making of a tender offer to repurchase all or a portion of the common stock of the Fund from Shareholders at a price per share equal to the net asset value per share of the common stock. The Board is not obligated to authorize the making of a tender offer and does not guarantee that in any particular quarter a tender offer will be made. If no tender offer is made, Shareholders may be unable to sell their shares. Since there is no secondary market for the Fund's common stock, these periodic tender offers, when offered, provide the only source of liquidity for Fund Shareholders.



    Rule 23c-3, adopted by the SEC in 1993, provides that closed-end funds that comply with the Rule's conditions may commit to making periodic and certain discretionary repurchases of their securities at net asset value. Among the conditions of Rule 23c-3 is that an interval fund is required to have a fundamental policy that it will periodically offer to repurchase a portion of the fund's outstanding shares. Under Rule 23c-3, an interval fund is required, except under certain extraordinary conditions, to make periodic offers to repurchase from 5% to 25% of the fund's outstanding shares, which percentage shall be determined by the fund's board with respect to each repurchase offer. An interval fund may also make discretionary repurchase offers no more frequently than once every two years. In addition, Rule 23c-3 imposes a liquidity requirement, under which a fund must maintain, for a certain period of time, liquid assets equal to the amount of the repurchase offer. As a result, a fund may, during the repurchase offer period, have to reduce the percentage of assets invested according to its investment objective. Rule 23c-3 is intended to allow closed-end funds to provide investors with a limited ability to resell shares to the funds at approximately net asset value.



    STRUCTURE OF THE FUND AND THE PORTFOLIO. The Fund seeks to achieve its investment objective by investing all of its investable assets in the Portfolio, which has the same investment objective as the Fund. The Portfolio invests its investable assets in securities in accordance with its investment objective. Accordingly, the Fund's interest in the securities owned by the Portfolio is indirect. In addition to the interest in the Portfolio held by the Fund, it is anticipated that, subject to certain conditions, a second investment company, GT Global Select Floating Rate Fund ("Select Floating Rate Fund"), will in the future hold an interest in the Portfolio. Select Floating Rate Fund would have the same investment objective as the Fund and the Portfolio and would be organized as an interval fund. Select Floating Rate Fund will thus also conduct periodic repurchase offers for its outstanding shares.



    REASONS FOR PROPOSED CONVERSION. Under this Proposal 4, the Fund and the Portfolio each would convert to interval fund status pursuant to Rule 23c-3, and each would adopt a fundamental policy to make quarterly tender offers. Approval of this Proposal 4 would provide Shareholders of the Fund with greater assurance of liquidity in their holdings of shares by guaranteeing Shareholders the ability to sell at least a portion of their shares each quarter.



    Fund Shareholders may realize additional benefits from converting the Fund to interval fund status. First, SEC regulations have streamlined the procedures for repurchase offers under Rule 23c-3. As a result, repurchase offers pursuant to Rule 23c-3 are somewhat less expensive and time-consuming to conduct than ordinary tender offers. Second, interval funds are permitted to file post-effective amendments to their registration statements that become effective automatically, which would have the effect of saving the Fund additional time and money that would otherwise be required to have the SEC declare each new registration statement effective.


    Finally, there is another potential benefit, which is contingent on the receipt of the Exemptive Order. If this Proposal is approved and the Exemptive Order is granted, the Fund and Select Floating Rate Fund (the "Funds") would conduct periodic repurchase offers on an alternating basis, which could reduce costs associated with the repurchase offers. In order for the Funds to satisfy the liquidity requirements of Rule 23c-3, the Portfolio must offer to repurchase some of its interests (the percentage of which is discussed below in greater detail) from the Funds. The Portfolio must also maintain liquid assets sufficient to cover its own repurchase offers to the Funds. Staggering the Funds' repurchase offers, however, reduces the percentage of interests that the Portfolio must offer to repurchase at any one time and, consequently, enables the Portfolio to remain more fully invested by minimizing its need to maintain liquid assets. This, in turn, minimizes the need for the Portfolio either to incur transaction costs by selling loan interests or to sell attractive portfolio investments to meet liquidity requirements.

    In order to permit the Fund and Select Floating Rate Fund to conduct their periodic repurchase offers pursuant to Rule 23c-3 and to realize the benefits of interval fund status, the Portfolio must also convert to interval fund status. This will ensure that, when the Funds conduct their periodic repurchase offers, the Portfolio would conduct a simultaneous repurchase offer in an amount sufficient to ensure liquidity for the Funds' repurchase offers. Thus, if the source of funds from cash on hand and borrowing under available lines of credit is insufficient to finance a Fund's repurchase offer, the Fund will tender a portion of its interest in the Portfolio sufficient to maintain the necessary liquidity under Rule 23c-3.

    DESCRIPTION OF FUND'S OPERATION AS AN INTERVAL FUND. If this Proposal is approved and the Exemptive Order described below is granted, the Fund would become an interval fund subject to Rule 23c-3. A description of how the Fund would operate as an interval fund is provided below.


    INTERVAL REPURCHASES. Pursuant to fundamental policies, the Fund will be required to make quarterly offers to repurchase a percentage of its outstanding shares with redemption proceeds to be paid to participating Shareholders in cash. The percentage of outstanding shares that the Fund would offer to repurchase must be no less than 5% nor more than 25% of the Fund's then outstanding shares. The percentage would be established by the Board shortly before the commencement of such offer ("offer amount"). The Board currently anticipates that, assuming approval of this Proposal and conversion to interval status, the first repurchase offer by the Fund would occur no later than in the last month of the third quarter of 1998, with subsequent repurchase offers to be made quarterly thereafter. As described below, offers may be suspended or postponed only under certain extraordinary circumstances, as permitted by Rule 23c-3.

    FUNDAMENTAL PERIODIC REPURCHASE POLICY. The Fund will adopt the following fundamental policies, which may be amended only by Shareholder vote, regarding periodic repurchases:


(a) The Fund will make offers to repurchase its shares at quarterly intervals pursuant to Rule 23c-3 ("Offers"). The Board may place such conditions and limitations on repurchase offers as may be permitted pursuant to Rule 23c-3 or by the SEC.

(b) On or about the fourth Tuesday of the last month of each calendar quarter, or the next business day if such day is not a business day, will be the deadline (the "request deadline") by which the Fund must receive repurchase requests submitted by shareholders in response to the most recent repurchase offer.

(c) The date on which the repurchase price for shares is to be determined (the "pricing date") will occur no later than the fourteenth day after a repurchase request deadline, or the next business day if such day is not a business day.

(d) Offers may be suspended or postponed under certain circumstances, as provided for in Rule 23c-3.


    REPURCHASES IN EXCESS OF THE REPURCHASE OFFER AMOUNT; PRORATION. If the acceptances by Shareholders of a repurchase offer exceed the repurchase offer amount established by the Board for the quarter, the Fund may, at its discretion, purchase up to an additional 2% of the shares outstanding on a repurchase request deadline. If the Fund determines not to repurchase more than the repurchase offer amount, or if the Shareholders tender shares in an amount exceeding the repurchase offer amount plus 2% of the shares outstanding on the repurchase request deadline, the Fund may repurchase shares on a pro rata basis, subject to limited exceptions permitted by Rule 23c-3.



    REPURCHASE PRICE; REPURCHASE FEE. The Fund will make repurchases at approximately net asset value determined on the pricing date. An earlier pricing date may be used if, on or immediately following the request deadline, it appeared that the use of an earlier pricing date is not likely to result in significant dilution of the net asset value of either shares that are tendered for repurchase or shares that are not tendered. Payment for any shares repurchased pursuant to a repurchase offer must be made by seven days after the pricing date (the "payment deadline"). The Fund may deduct from a Shareholder's proceeds a fee of up to 2% of such proceeds to offset expenses associated with the repurchase offer. This fee would be retained by the Fund.


    EARLY WITHDRAWAL CHARGE. As is currently the case with respect to the Fund's quarterly tender offers, the Fund imposes an early withdrawal charge of up to 3% of the proceeds of the periodic repurchase offers on certain shares. The level of the early withdrawal charge will vary according to the length of time for which shareholders have held their shares. Shareholders may also be eligible for certain waivers of the early withdrawal charge.


    NOTIFICATION. Shareholders will be sent notification containing specified information at least 21 days, and no more than 42 days, before the repurchase request deadlines. The information provided will include the repurchase offer amount, the request deadline, the pricing date, the payment deadline, and the applicable repurchase fee. Notification will also include the procedures for shareholders to tender their shares, procedures for modifying or withdrawing tenders, procedures under which the Fund may repurchase such shares on a pro rata basis, and the circumstances under which the Fund may suspend or postpone the offer. The Fund will provide the net asset value of the shares, which will be computed no more than seven days before the date of notification, and the means by which Shareholders may ascertain the net asset value thereafter.


    SOURCE OF FUNDS. The Fund anticipates using cash on hand and borrowings under its available lines of credit to purchase shares acquired pursuant to the repurchase offers. As described above, the Fund invests, and will invest, substantially all of its assets in the Portfolio. If insufficient funds are available from cash on hand and through borrowing to finance the repurchase of shares in any repurchase offer, it may be necessary for the Portfolio to sell its underlying securities and to conduct a simultaneous repurchase offer at the Portfolio level to provide the Fund with additional liquidity. Under these circumstances, the Fund would tender a portion of its interest in the Portfolio sufficient to obtain the liquidity necessary to effect the repurchase offer.


    WITHDRAWAL RIGHTS. Tenders made pursuant to an repurchase offer will be irrevocable after the request deadline. However, Shareholders may modify the number of shares being tendered or withdraw shares tendered at any time up to the request deadline.



    SUSPENSION AND POSTPONEMENT OF OFFERS. The Fund may suspend or postpone a repurchase offer by vote of a majority of the Board (including a majority of the members of the Board who are not "interested persons," as that term is defined in the 1940 Act, of the Fund), but only (1) if the repurchases would impair the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended ("Code"); (2) for any period during which the New York Stock Exchange or any other market in which the securities owned by the Portfolio are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine its net asset value; or (4) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.



    If a repurchase offer is suspended or postponed, the Fund will provide notice thereof to its Shareholders. If the Fund renews a suspended offer or reinstitutes a postponed offer, the Fund will send a new notification to its Shareholders.



    FEDERAL INCOME TAX CONSEQUENCES OF OFFERS. The conversion of the Fund to interval fund status will not alter the potential tax consequences of a tender of shares from those applicable to a tender of shares pursuant to a repurchase offer by the Fund. You should consult your own tax adviser regarding specific tax consequences, including state and local tax consequences, of such a tender by you.


    SPECIAL RISK CONSIDERATIONS. Shareholders should be aware of the following special risk considerations associated with periodic interval repurchases:


    - In the event of an oversubscription of a repurchase offer, Shareholders may be unable to liquidate a certain portion of their shares during the repurchase period. Under Rule 23c-3, the Fund may not offer to repurchase in any quarter more than 25% of the Fund's outstanding shares. The quarterly tender offers currently considered by the Fund's Board are not subject to such a percentage limitation. The interval repurchase structure therefore presents the possibility that, in any given quarter, the ability of Shareholders to have the Fund repurchase all of their shares may be more limited than under the current tender offer structure.



    - Pursuant to Rule 23c-3, from the time the Fund notifies its Shareholders of a repurchase offer until the pricing date, the Portfolio will be required to maintain liquid assets in an amount equal to 100% of the repurchase offer amount, and portfolio management techniques may be modified accordingly. This requirement may result in the Portfolio's investments in interests in corporate loans and corporate debt securities temporarily falling below 80% of its total assets and may, although it is not anticipated to, affect the ability of the Fund and Portfolio to achieve their investment objective. Furthermore, there may be an increase in portfolio turnover and a corresponding increase in transaction costs. In addition, since shares of the Fund are repurchased on a quarterly basis, the concurrent reduction in the Fund's asset value may decrease the investment opportunities and will increase the expense ratio.


    - There is a risk of decline in net asset value as a result of the delay between the request deadline and the repurchase pricing date, due to declines, among other things, in prices of securities held by the

      Fund and fluctuations in the currencies in which such securities are denominated relative to the U.S. dollar.


    SEC EXEMPTIVE ORDER. Because the conversion to interval fund status in the context of a Fund/ Portfolio structure raises novel questions under the 1940 Act, the Fund and the Portfolio have filed with the SEC a request for exemptive relief from certain provision of Rule 23c-3. The Fund's ability to adopt and implement an interval fund structure on terms appropriate to its proposed method of operations is dependent upon receipt from the SEC of such an Exemptive Order.


    REQUIRED VOTE. The affirmative vote of the holders of a majority of the Fund's shares entitled to vote at the meeting is required for approval of Proposal 4.


    SHAREHOLDERS SHOULD NOTE THAT THE IMPLEMENTATION OF PROPOSAL 4 IS DEPENDENT ON RECEIPT FROM THE SEC OF THE EXEMPTIVE ORDER GRANTING THE FUND AND THE PORTFOLIO RELIEF FROM CERTAIN PROVISIONS OF RULE 23C-3. IF THE SEC DOES NOT GRANT THE EXEMPTIVE ORDER, PROPOSAL 4 WILL NOT BE IMPLEMENTED.



              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4.



                                PROPOSAL NO. 5:
                          APPROVAL OF AN AGREEMENT AND
                       PLAN OF CONVERSION AND LIQUIDATION



    BACKGROUND. The Fund currently is organized as a Maryland corporation. The Board has approved an Agreement and Plan of Conversion and Liquidation ("Plan"), which provides for a series of transactions (collectively, a "Reorganization") to convert the Fund to a newly created closed-end management investment company organized as a business trust ("Trust") under the Delaware Business Trust Act ("Delaware Act"). Under the Plan, the Fund will transfer all its assets to the Trust in exchange solely for voting shares of beneficial interest in the Trust and the Trust's assumption of all the Fund's liabilities. The implementation of the Reorganization is dependent upon the receipt of the Exemptive Order from the SEC, as more fully described below. Attached to this Proxy Statement as Exhibit D is a form of the Plan relating to the proposed Reorganization.



    The Reorganization is being proposed primarily to modernize the organizational documents under which the Fund operates. As noted above, Chancellor LGT, AIM, and the Board believe that a number of benefits will be available to the Fund and its Shareholders once these documents conform to those of the AIM Funds. The operations of the Trust following the Reorganization will be substantially similar to those of the Fund, except that the Trust's advisory arrangements will conform to the changes proposed in Proposal 2, if Proposal 2 is approved; the fundamental and non-fundamental restrictions of the Trust will conform to the changes proposed in Proposal 3, to the extent that Proposal 3 is approved; and the Trust's Agreement and Declaration of Trust ("Trust Instrument") will include provisions requiring the Trust to make periodic repurchase offers for a portion of its shares in accordance with Rule 23c-3, as described in Proposal 4, provided that Proposal 4 is approved and implemented. Finally, as described below, the Trust Instrument for the Trust will differ from the Fund's Articles of Incorporation in certain respects that are expected to improve the Fund's operations.



    REASONS FOR THE PROPOSED REORGANIZATION. The Reorganization is being proposed because, as noted above, Chancellor LGT, AIM, and the Board believe that the Delaware business trust organizational form offers a number of advantages over the Maryland corporate organizational form. As a result of these advantages, the Delaware business trust organizational form has been increasingly used by mutual funds, including several AIM Funds.



    The Delaware business trust organizational form offers greater flexibility than the Maryland corporate form. A Maryland corporation is governed by the detailed requirements imposed by Maryland corporate law and by the terms of its Articles of Incorporation. A Delaware business trust is subject to fewer statutory requirements. The Trust will be governed primarily by the terms of the Trust Instrument. The Trust Instrument will be substantially in the form of the Trust Instrument that is attached to this Proxy Statement as Exhibit E. In particular, the Trust will have greater flexibility to conduct business without the necessity of engaging in expensive proxy solicitations to Shareholders. For example, under Maryland corporation law, amendments to the Fund's Articles of Incorporation would typically require shareholder approval. Under Delaware law, unless the Trust Instrument of a Delaware business trust provides otherwise, amendments thereto may be made without first obtaining shareholder approval. In addition, unlike Maryland corporation law, which restricts the delegation of a board of directors' functions, Delaware law permits the board of trustees of a Delaware business trust to delegate certain of its responsibilities. For example, the board of trustees of a Delaware business trust may delegate the responsibility of declaring dividends to duly empowered committees of the board or to appropriate officers. Finally, Delaware law permits the trustees to adapt a Delaware business trust to future contingencies. For example, the trustees may, without a shareholder vote, change a Delaware business trust's domicile or organizational form. Any exercise of this authority by the Fund's Board would require shareholder approval.


    The Reorganization will also have certain other effects on the Fund, its shareholders, and management, which are described below under "Certain Comparative Information about the Fund and the Trust."


    SUMMARY OF THE PLAN. To accomplish the Reorganization, the Trust will be formed as a Delaware business trust pursuant to a Trust Instrument. On the Closing Date, the Fund will transfer all of its assets and liabilities to the Trust in exchange solely for a number of full and fractional shares of the Trust equal to the number of full and fractional shares of common stock of the Fund then outstanding and the Trust's assumption of the Fund's liabilities. Immediately thereafter, the Fund will distribute those Trust shares to its Shareholders in complete liquidation and will, as soon as practicable thereafter, be terminated. Upon completion of the Reorganization, each Shareholder of the Fund will be the owner of full and fractional shares of the Trust equal in number and aggregate net asset value to the Shares he or she held in the Fund.



    The Plan authorizes the Fund to acquire a share of the Trust and, as the sole initial shareholder prior to the Reorganization: (1) to elect the Directors of the Fund as the trustees of the Trust to serve without limit in time, except as they may resign or be removed by action of the trustees or shareholders; (2) to approve an investment management and administration agreement that will be substantially identical to the New Management Agreement described in Proposal 2, provided that Proposal 2 is approved; (3) to approve sub-advisory and sub-administration agreements that will be substantially identical to the New Sub-Advisory Agreements described in Proposal 2, provided that Proposal 2 is approved; (4) to approve such fundamental policies as are required to convert the Fund to "interval fund" status, as described in Proposal 4, provided that Proposal 3 is approved; and (5) to ratify the selection of Coopers & Lybrand L.L.P., the Fund's present auditors, as the Trust's independent public accountants.



    Assuming approval of this Proposal by shareholders, it is currently contemplated that the Reorganization will close on May 29, 1998. However, the Reorganization may close on another date if circumstances warrant.



    The obligations of the Fund and the Trust under the Plan are subject to various conditions as stated therein. To provide against unforeseen events, the Plan may be terminated or amended at any time prior to the closing of the Reorganization by action of the Board, notwithstanding the approval of the Plan by the shareholders of the Fund. However, no amendments may be made that would materially adversely affect the interests of the shareholders of the Fund. The Fund and the Trust may at any time waive compliance with any condition contained in the Plan, provided that the waiver does not materially adversely affect the interests of the shareholders of the Fund.



    INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT. The Plan authorizes the Fund, as the sole shareholder of the Trust prior to the Reorganization, to approve with respect to the Trust a New Management Agreement that will be substantially identical to that described in Proposal 2. Information on the New Management Agreement, including a description of the differences between it and the current investment management and administration contract, is set forth above under Proposal 2. The form of the New Management Agreement is Exhibit A to this Proxy Statement.



    SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENTS. The Plan authorizes the Fund, as sole shareholder of the Trust prior to the Reorganization, to approve with respect to the Trust New Sub-Advisory Agreements that will be substantially identical to those described in Proposal 2. Information on the New Sub-Advisory Agreements is set forth above under Proposal 2. The forms of the New Sub-Advisory Agreements are Exhibits B and C to this Proxy Statement.



    CONTINUATION OF SHAREHOLDER ACCOUNTS AND PLANS. The Trust's transfer agent will establish for each Shareholder an account containing the appropriate number of shares of the Trust. Such accounts will be identical in all respects to the accounts currently maintained by the Fund's transfer agent for each Shareholder of the Fund. Shares held in the Fund accounts will automatically be designated as shares of the Trust. Holders of stock certificates of the Fund will not need to exchange them for new certificates after the Reorganization, and certificates for Fund Shares issued before the Reorganization will represent shares of the Trust after the Reorganization. No further action by Shareholders of the Fund will be required to continue any automatic investment plan or retirement plan currently maintained by a Shareholder with respect to the Fund's Shares.



    FEDERAL INCOME TAX CONSEQUENCES. The Fund and the Trust will receive an opinion of Kirkpatrick & Lockhart LLP substantially to the effect that the Reorganization will constitute a tax-free reorganization under section 368(a)(1)(F) of the Code. Accordingly, the Fund, the Trust, and the Shareholders of the Fund will recognize no gain or loss for federal income tax purposes as a result of the Reorganization. Shareholders of the Fund should consult their tax advisors regarding the effect, if any, of the Reorganization in light of their individual circumstances and as to state and local consequences, if any, of the Reorganization.



    APPRAISAL RIGHTS. Shareholders may have appraisal rights pursuant to Maryland law arising out of the Reorganization. Sections 3-202 and 3-203 of the Maryland Corporations and Associations Code provide that a shareholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor entity in transactions such as the Reorganization, provided that the shareholder (a) files with the corporation a written objection to the proposed transaction prior to the date of the shareholder meeting in which the transaction is to be voted upon, (b) does not vote in favor of the transaction, and (c) makes a written demand upon the successor entity within 20 days after the Maryland State Department of Assessments and Taxation accepts the transaction articles for record (the "Filing Date"). The Fund does not intend to provide notice to Shareholders of the Filing Date.



    Although such appraisal rights may be available to Shareholders, Shareholders who wish to sell some or all of their Shares in the Fund may tender their Shares pursuant to the Fund's quarterly tender offers and receive a price per Share equal to net asset value per Share. The Fund currently intends to conduct a tender offer for its outstanding Shares during the second quarter of 1998.


CERTAIN COMPARATIVE INFORMATION ABOUT THE FUND AND THE TRUST.


    STRUCTURE OF THE TRUST. The Trust will be established under the laws of the State of Delaware by filing a certificate of trust in the Office of the Secretary of State of Delaware. The Trust will have the same investment objective, policies, and restrictions as the Fund, except that each of the Trust's fundamental and nonfundamental restrictions will conform to the changes proposed in Proposal 3 (assuming approval of that proposal by the shareholders). The Trust's fiscal year will be the same as that of the Fund. The Trust will not have any operations prior to the Reorganization. Initially, the Fund will be the sole shareholder of the Trust.

    As a Delaware business trust, the Trust's operations will be governed by the Trust Instrument, the By-Laws of the Trust, and applicable Delaware law rather than by the Fund's Articles of Incorporation and By-Laws and applicable Maryland law. Certain differences between the two domiciles and organizational forms are summarized below. The operations of the Trust will continue to be subject to the provisions of the 1940 Act and the rules and regulations thereunder.



    TRUSTEES AND OFFICERS OF THE TRUST. Subject to the provisions of the Trust Instrument, the business of the Trust will be managed by its trustees, who will serve indefinite terms and who will have all powers necessary or convenient to carry out their responsibilities. The responsibilities, powers, and fiduciary duties of the trustees will be substantially the same as those of the Directors of the Fund.



    The trustees of the Trust would be those persons elected at this Special Meeting to serve as Directors of the Fund. Information concerning the nominees for election as Directors of the Fund, all of whom presently serve in such positions, is set below under Proposal 1. It is anticipated that the current officers of the Fund, as well as certain AIM personnel, will be elected to serve as officers of the Trust and the current officers of the Fund will perform the same functions following the Reorganization that they now perform on behalf of the Fund.



    SHARES OF THE TRUST. The beneficial interests in the Trust will be represented by transferable shares, par value $0.01 per share. Share certificates will not be issued unless requested in writing by a shareholder. The trustees will have the power under the Trust Instrument to establish series and classes of shares; the Fund's Directors currently do not have this right. The Trust Instrument will permit the trustees to issue an unlimited number of shares of the Trust and to establish new classes and series. The Fund is authorized to issue only the number of Shares specified in the Articles of Incorporation and may issue additional Shares only with Board approval and after payment of a fee to the State of Maryland on any additional Shares authorized.


    SHAREHOLDER MEETING REQUIREMENTS. The Fund's By-Laws and Maryland law provide that a special meeting of shareholders shall be called upon the written request of shareholders holding 25% of the Fund's shares. The Trust's By-Laws will provide that a special meeting of shareholders for the purpose of voting on the removal of any trustee may be called by the holders of 10% or more of the outstanding shares of the Trust.


    The Trust, like the Fund, will operate as a closed-end management investment company registered with the SEC under the 1940 Act (subject to the interval fund provisions of Rule 23c-3 described in Proposal 4). Shareholders of the Trust will therefore have the power to vote at special meetings with respect to, among other things, changes in the fundamental investment objective and policies of the Trust; approval of certain changes to investment advisory contracts; and additional matters relating to the Trust required by the 1940 Act. If, at any time, less than a majority of the trustees holding office have been elected by the shareholders, the trustees then in office will promptly call a meeting of shareholders of the Trust for the purpose of electing a trustee or trustees in order to maintain a majority of trustees elected by shareholders.


    REMOVAL OF DIRECTORS AND TRUSTEES. The Fund's Articles of Incorporation and By-Laws permit removal of a director by the holders of more than 50% of the shares voted in person or by proxy at a meeting at which at least 50% of the Fund's outstanding shares are represented in person or by proxy. Under the Trust's Trust Instrument, a trustee may be removed by two-thirds of the trustees holding office prior to such removal or by holders of two-thirds of the outstanding Trust's shares at a special meeting called for that purpose.


    SHAREHOLDERS' RIGHTS OF INSPECTION. Maryland law provides that persons who have been Shareholders of record for six months or more and who own of record at least 5% of the Fund's Shares may inspect the

Fund's books of account and stock ledger. Under the Trust's Trust Instrument and By-Laws, the shareholders who have held shares of record for at least six months and who hold at least 5% of the outstanding shares of the Trust will be permitted, upon written request, to inspect a list of the shareholders of the Trust.


    SHAREHOLDER LIABILITY. Maryland law provides that a shareholder is not obligated to the Fund with respect to the stock held therein, except to the extent that (1) the subscription price or other agreed consideration for the stock has not been paid (subject to limited exceptions); (2) the shareholder knowingly accepted an illegal distribution; or (3) the shareholder is subject to any liability imposed by law upon the dissolution, voluntary or involuntary, of the Fund.



    Under Delaware law, the Trust's shareholders will not be personally liable for the obligations of the Trust. The Delaware Act provides that a shareholder of a Delaware business trust is entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under Delaware law. The securities regulators of some states, however, have indicated that they may decline to apply Delaware law on this point, and it is conceivable that, notwithstanding current laws, courts in other states may decline to apply Delaware law on this point. As a result, to the extent that the Trust or a shareholder will be subject to the jurisdiction of courts in those states, there is a risk that such courts might not apply Delaware law and could thereby subject Trust shareholders to liability. The Board and management of the Fund believe this risk to be remote. To guard against this risk, the Trust Instrument (i) will contain an express disclaimer of shareholder liability for acts or obligations of the Trust and (ii) will provide for indemnification out of Trust property of any shareholder held personally liable for the obligations of the Trust. Moreover, the Trust Instrument will require that every written agreement, obligation, or other undertaking made or issued by the Trust contain a provision to the effect that Trust shareholders are not personally liable thereunder. Thus, the risk of a Trust shareholder incurring financial loss beyond the shareholder's investment because of shareholder liability would be limited to circumstances in which (i) a court refused to apply Delaware law or otherwise failed to give full effect to the Trust Instrument or contractual provisions limiting shareholder liability and (ii) the Trust itself was unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust shareholder is extremely remote.



    LIABILITY OF DIRECTORS AND TRUSTEES. Under the Articles of Incorporation, the Fund indemnifies its present and past Directors, officers, employees, and agents, and persons who are serving or have served at the Fund's request in similar capacities for other entities, to the maximum extent permitted by applicable law (including Maryland law and the 1940 Act). In the event of any litigation or other proceeding against a director or officer of the Fund, Maryland law permits the Fund to indemnify the Director or officer for certain expenses and to advance money for such expenses unless (a) it is established that the act or omission of the Director or officer was material to the matter giving rise to the proceeding, and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (b) the Director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the Director or officer had reasonable cause to believe the act or omission was unlawful.



    The Trust Instrument will provide indemnification for current and former trustees and officers to the fullest extent permitted by Delaware law and other applicable law. Trustees of the Trust may be personally liable to the Trust and its Shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties as trustees.



    AMENDMENT OF ARTICLES OF INCORPORATION AND TRUST INSTRUMENT. Under the Fund's Articles of Incorporation and Maryland law, the Articles of Incorporation may be amended upon adoption by the Board of Directors of a resolution setting forth the proposed amendment and declaring that such amendment is advisable and approval of such resolution by the holders of a majority of the Fund's outstanding shares. The Trust Instrument may be amended by a majority of the trustees without any shareholder vote, except that the shareholders will have the right to vote on any amendment that affects their voting rights, that alters the provisions governing amendments to the Trust Instrument, that is required to have shareholder approval by law or by the Trust's registration statement, or that is submitted to the shareholders by the trustees.


    The foregoing is only a summary of certain differences between and among the Fund's Articles of Incorporation and By-Laws and Maryland law and the Trust Instrument and the Trust's By-Laws and Delaware law. It is not a complete list of the differences. Shareholders should refer to the provisions of these documents and state law directly for a more thorough comparison. Copies of the Articles of Incorporation and By-Laws of the Fund, and of the Trust Instrument and the Trust's By-Laws are, or will be, available to Shareholders without charge upon written request to the Fund or the Trust, when it comes into existence.



    SEC EXEMPTIVE ORDER. Because GT Global currently owns in excess of 5% of the outstanding Shares of the Fund, it will be necessary to obtain relief from the SEC pursuant to the Exemptive Order before the Reorganization can be implemented. The Fund's ability to effect the Reorganization is thus dependent upon receipt from the SEC of the Exemptive Order.



    REQUIRED VOTE. The affirmative vote of the holders of a majority of the Fund's Shares entitled to vote at the meeting is required for approval of Proposal 5. If Proposal 5 is not approved, the Fund will continue to operate as a Maryland corporation.



              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 5.


                                PROPOSAL NO. 6:
                         RATIFICATION OF THE SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS


    PROPOSAL. At a meeting called for the purpose of such selection, the firm of Coopers & Lybrand L.L.P. was selected by the Fund's Board, including the Independent Board Members, as the independent public accountants to audit the books and the accounts of the Fund for its fiscal year and to include its opinion in financial statements filed with the SEC. The Board has directed the submission of this selection to the shareholders for ratification. Coopers & Lybrand L.L.P. has advised the Board that it has no financial interest in any Company. For the most recent fiscal year, the professional services rendered by Coopers & Lybrand L.L.P. included the issuance of an opinion on the financial statements of the Fund and an opinion on other reports of the Fund filed with the SEC. Representatives of Coopers & Lybrand L.L.P. are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.


    REQUIRED VOTE. The ratification of the selection of Coopers & Lybrand L.L.P. requires the affirmative vote of a majority of the votes cast thereon at the Meeting.


              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 6.

                               OTHER INFORMATION


EXECUTIVE OFFICERS AND DIRECTORS OF AIM



NAME, POSITION WITH AIM                                            PRINCIPAL OCCUPATIONS
- ----------------------------------------  ------------------------------------------------------------------------
John J. Arthur                            Director, Senior Vice President and Treasurer, AIM; and Vice President
Director                                  and Treasurer, A I M Management Group, Inc., A I M Capital Management,
                                          Inc., A I M Distributors, Inc., A I M Fund Services, Inc. and Fund
                                          Management Company.

Charles T. Bauer                          Chairman of the Board of Directors, A I M Management Group, Inc., A I M
Director                                  Advisors, Inc., A I M Capital Management, Inc., A I M Distributors,
                                          Inc., A I M Fund Services, Inc. and Fund Management Company; and
                                          Director and Executive Vice Chairman, AMVESCAP PLC.

Gary T. Crum                              Director and President, A I M Capital Management, Inc.; Director and
Director                                  Senior Vice President, A I M Management Group, Inc. and AIM; Director,
                                          A I M Distributors, Inc.; and Director, AMVESCAP PLC.

Robert H. Graham                          Director, President, and Chief Executive Officer, A I M Management
Director and President                    Group, Inc.; Director and President, A I M; Director and Senior Vice
                                          President, A I M Capital Management, Inc., A I M Distributors, Inc.,
                                          A I M Fund Services, Inc. and Fund Management Company; and Director and
                                          Chief Executive Officer, AMVESCAP PLC.

Dawn M. Hawley                            Director and Vice President, AIM; and Senior Vice President and Chief
Director                                  Financial Officer, A I M Management Group, Inc.

Carol F. Relihan                          Director, Senior Vice President, Secretary and General Counsel, AIM;
Director                                  Director, Vice President and General Counsel, Fund Management Company;
                                          Vice President, Secretary and General Counsel, A I M Management Group,
                                          Inc.; Vice President and General Counsel, A I M Capital Management, Inc.
                                          and A I M Distributors, Inc.


EXECUTIVE OFFICERS AND DIRECTORS OF CHANCELLOR LGT

    The Directors and Executive Officers of Chancellor LGT are listed below.


NAME, POSITION(S) WITH
CHANCELLOR LGT AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
- ----------------------------------------  ------------------------------------------------------------------------
Paul J. Loach, 46                         Chairman of the Board of Directors of Chancellor LGT since August 1997;
Chairman of the Board of Directors        Director and Managing Director of LGT Asset Management PLC (London)
1166 Avenue of the Americas               since October 1994; Group Manager and Director of Framlington Group from
New York, NY 10036                        May 1988 to October 1994.

Prince Philipp von und zu Liechtenstein,  Director of Chancellor LGT since November 1996; Vice Chairman of
51                                        Supervisory Board of LGT Bank in Liechtenstein (Deutschland) GmbH
Director                                  (Frankfurt) since 1992; Chairman of the Board of Directors and CEO of
Herrengasse 12, P.O. Box 85               Liechtenstein Global Trust (Vaduz) since 1990; Vice Chairman of the
FL-9490 Vaduz, Liechtenstein              Board of Directors of LGT Bank in Liechtenstein since 1981.

NAME, POSITION(S) WITH
CHANCELLOR LGT AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
- ----------------------------------------  ------------------------------------------------------------------------
John G. Greenwood, 51                     Chief Economist and Director of Chancellor LGT since November 1997;
Director                                  Chief Economist of Chancellor LGT from February 1994 to October 1996;
50 California Street, 27th Floor          Chief Economist of LGT Asset Management, Limited (Hong Kong) from
San Francisco, CA 94111                   September 1974 to January 1994.

Nina Lesavoy, 40                          Director and Head of North American Institutional Distribution for
Director and Head of North                Chancellor LGT since November 1996; Director and Head of Client Service
American Institutional Distribution       and Sales for Chancellor LGT from March 1990 to October 1996.
1166 Avenue of the Americas
New York, NY 10036

Donald H. Young, 59                       Director and Head of the Structured Products Group for Chancellor LGT
Director                                  since November 1996; Director and Head of Global Asset Allocation for
1166 Avenue of the Americas               Chancellor LGT from October 1988 to October 1996.
New York, NY 10036

Ken W. Chancey, 52                        Senior Vice President--Mutual Fund Accounting, Chancellor LGT since
Senior Vice President                     1997; Vice President--Mutual Fund Accounting, Chancellor LGT from 1992
Mutual Fund Accounting                    to 1997; Vice President, Putnam Fiduciary Trust Company from 1989 to
50 California Street, 27th Floor          1992.
San Francisco, CA 94111

Helge K. Lee, 51                          Chief Legal and Compliance Officer--North America for Chancellor LGT
Chief Legal and Compliance                since October 1997; Executive Vice President of the Asset Management
Officer and Secretary                     Division of Liechtenstein Global Trust since October 1996; Senior Vice
50 California Street, 27th Floor          President, General Counsel and Secretary of Chancellor LGT, GT Global,
San Francisco, CA 94111                   Inc., GT Investor Services, Inc. and G.T. Insurance Agency from February
                                          1996 to October 1996; Vice President, General Counsel and Secretary of
                                          LGT Asset Management, Inc., Chancellor LGT, GT Global, Inc., GT Investor
                                          Services, Inc. and G.T. Insurance Agency from May 1994 to February 1996;
                                          Senior Vice President, General Counsel and Secretary of
                                          Strong/Corneliuson Management, Inc. and Secretary of each of the Strong
                                          Funds from October 1991 through May 1994.

Margaret A. Riley, 34                     Director of Chancellor LGT Venture Partners, Inc. since October 1997;
Chief Financial Officer                   Managing Director and Chief Financial Officer of Chancellor LGT since
1166 Avenue of the Americas               October 1997; Managing Director and Controller of Chancellor LGT from
New York, NY 10036                        November 1996 to October 1997; Managing Director of Finance for
                                          Chancellor LGT from March 1989 to October 1996.

- ------------------------

(1) On October 31, 1996, Chancellor Capital Management, Inc. ("Chancellor Capital") merged with LGT Asset Management, Inc. (San Francisco), and the resulting entity was renamed Chancellor LGT Asset Management, Inc. Prior to October 31, 1996, Ms. Lesavoy, Ms. Riley and Mr. Young held positions only with Chancellor Capital.

EXECUTIVE OFFICERS OF CHANCELLOR SSM



NAME, POSITION(S) WITH
CHANCELLOR SSM AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
- ----------------------------------------  ------------------------------------------------------------------------
Lisa R. Conrad, 39                        Director of Chancellor SSM since November 1997; Managing Director and
Director                                  Senior Counsel of Chancellor LGT Asset Management, Inc. ("Chancellor
1166 Avenue of the Americas               LGT") since November 1996; Director of Compliance, Vice President and
New York, NY 10036                        Senior Counsel of Chancellor LGT from October 1995 to October 1996;
                                          Associate General Counsel and Compliance Manager of J.P. Morgan
                                          Investment Management, Inc. from March 1995 to September 1995; Vice
                                          President of Lehman Brothers, Inc. from April 1990 to March 1995.

Joanna S. Fiori, 54                       Director of Chancellor SSM since November 1997; Managing Director of
Director                                  Chancellor LGT since October 1996; Managing Director of Chancellor LGT
1166 Avenue of the Americas               from January 1989 to October 1996.
New York, NY 10036

Nina Lesavoy, 40                          Director of Chancellor SSM since November 1997; Director and Head of
Director and Head of North                North American Institutional Distribution for Chancellor LGT since
American Institutional Distribution       November 1996; Director and Head of Client Service and Sales for
1166 Avenue of the Americas               Chancellor LGT from March 1990 to October 1996.
New York, NY 10036

Margaret A. Riley, 34                     Director of Chancellor SSM since November 1996; Managing Director,
Director                                  Finance of Chancellor LGT since March 1989.
1166 Avenue of the Americas
New York, NY 10036

Daniel R. Waltcher, 34                    Director of Chancellor SSM since January 1998; Managing Director and
Director                                  Senior Counsel for Chancellor LGT since November 1996; Vice President
1166 Avenue of the Americas               and Senior Counsel of Chancellor LGT from July 1995 to October 1996;
New York, NY 10036                        Attorney for Simpson, Thacher and Bartlett (a law firm) from September
                                          1989 to June 1995.

Anthony R. Clemente, 37                   Managing Director of Chancellor SSM since March 1998; Vice President of
Managing Director                         Merrill Lynch Asset Management, Inc. from January 1989 to March 1998.
1166 Avenue of the Americas
New York, NY 10036

Kathleen Lenarcic, 46                     Managing Director of Chancellor SSM since March 1998; Vice President and
Managing Director                         Portfolio Manager of ING Capital Advisors, Inc. from November 1995 to
1166 Avenue of the Americas               March 1998; Assistant Portfolio Manager for Pilgrim Group, Inc. from
New York, NY 10036                        September 1989 to October 1995.


- ------------------------


(1) On October 31, 1996, Chancellor Capital Management, Inc. ("Chancellor Capital") merged with LGT Asset Management, Inc. (San Francisco), and the resulting entity was renamed Chancellor LGT Asset Management, Inc. Prior to October 31, 1996, each of the individuals listed held positions only with Chancellor Capital.

EXECUTIVE OFFICERS OF THE FUND

    The executive officers of the Fund are listed below. The business address of each officer is 50 California Street, 27th Floor, San Francisco, California 94111.

    William J. Guilfoyle, age 39, has been the President of the Fund since February 1997. Mr. Guilfoyle is also President of GT Global, principal distributor of the GT Global Mutual Funds. Additional information about Mr. Guilfoyle is provided above.


    Helge K. Lee, age 51, has been a Vice President and Secretary of the Fund since January 1997. Additional information about Mr. Lee is provided above.



    Kenneth R. Chancey, age 52, has been a Vice President and Chief Accounting Officer of the Fund since January 1997. Additional information about Mr. Chancey is provided above.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES


    The Fund will request broker/dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. The Fund may reimburse such broker/dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of Proxies by mail, officers of the Fund and employees of Chancellor SSM and its affiliates, without additional compensation, may solicit Proxies in person or by telephone. The costs associated with such solicitation and the Special Meeting will be borne by LGT and AMVESCAP. The Fund has retained Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, to assist in the solicitation of proxies. You may receive a telephone call from this firm concerning this proxy solicitation. The Fund estimates that SCC will be paid fees and expenses currently estimated at $2,111 in connection with the solicitation, which amount may increase depending upon the nature and extent of the services provided.


OTHER MATTERS TO COME BEFORE THE MEETING

    The Board does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement, but should any other matter requiring a vote of Shareholders arise, the Proxyholders will vote thereon according to their best judgment in the interests of the Fund.


PROPOSALS OF SHAREHOLDERS



    Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Special Meeting, if any, should send their written proposals to the Secretary of the GT Global Floating Rate Fund, 50 California Street, 27th Floor, San Francisco, CA 94111, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion. Normally, there will be no annual meeting of shareholders in any year, except as required under the 1940 Act.


REPORTS TO SHAREHOLDERS

    THE FUND WILL FURNISH TO SHAREHOLDERS, WITHOUT CHARGE AND UPON REQUEST, A COPY OF THE MOST RECENT ANNUAL REPORT AND A COPY OF THE MOST RECENT SEMI-ANNUAL REPORT FOLLOWING SUCH ANNUAL REPORT OF THE FUND. REQUESTS FOR SUCH REPORTS MAY BE MADE BY WRITING TO THE FUND AT 50 CALIFORNIA STREET, 27TH FLOOR, SAN FRANCISCO, CALIFORNIA 94111, OR BY CALLING (800) 824-1580.

    IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                                   [LOGO]

                                         HELGE KRIST LEE

                                         SECRETARY


March 31, 1998

        [LOGO]

GT GLOBAL INVESTOR SERVICES, INC.
2121 NORTH CALIFORNIA BLVD.
SUITE 395
WALNUT CREEK, CA 94596-3572
1-800-223-2138

                      G.T. GLOBAL FLOATING RATE FUND, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998

    This proxy is being solicited on behalf of the Board of Directors of GT Global Floating Rate Fund, Inc. ("Fund") and relates to the proposals with respect to the Fund indicated below. The undersigned hereby appoints as proxies William J. Guilfoyle, Helge K. Lee and Michael A. Silver and each of them (with power of substitution) to vote for the undersigned all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 1:00 p.m., Pacific time, on May 20, 1998, at the offices of the Company, 50 California Street, 26th Floor, San Francisco, California 94111, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.


    The Board of Directors recommends that you vote FOR each of the nominees and FOR the following proposals:


    YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and return it promptly in the enclosed envelope.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

        GTGFRF                                KEEP THIS PORTION FOR YOUR RECORDS
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GT GLOBAL FLOATING RATE FUND, INC.


VOTE ON DIRECTORS                                FOR ALL      WITHHOLD ALL     FOR ALL EXCEPT
1. Election of five members of the Fund's             / /             / /               / /     To withhold authority to vote,
   Board of Directors to serve indefinite                                                       mark "For All Except" and
   terms until their successors are duly                                                        write the nominee's number
   elected and qualified: 1) C. Derek                                                           on the line below.
   Anderson; 2) Frank S. Bayley; 3) William                                                     --------------------------
   J. Guilfoyle; 4) Arthur C. Patterson; 5)
   Ruth H. Quigley


VOTE ON PROPOSALS                                                                    FOR  AGAINST   ABSTAIN
2. (a) Approval of a new investment management and administration agreement;         / /    / /       / /

   (b) Approval of a sub-advisory and sub-administration agreement;                  / /    / /       / /

   (c) Approval of a sub-sub-advisory and sub-sub-administration agreement;          / /    / /       / /

3. Approval of changes to the fundamental investment restrictions;                   / /    / /       / /

/ / To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve others, PLACE AN "X" IN THE BOX at left and indicate the letter(s) (as set forth in the proxy statement) of the investment restriction(s) you do not want to change on the line below.
   ----------------------------------------------------------------

4. Approval of conversion of the Fund and the Portfolio to "Inverval" status;        / /    / /       / /

5. Approval of an agreement and plan of conversion and termination with respect to   / /    / /       / /
   the Fund;

6. Ratification of the selection of Coopers & Lybrand L.L.P. as the Fund's           / /    / /       / /
   Independent Public Accountants.


If shares are held jointly, each shareholder named should sign. If only one signs, his or her signature will be binding. If the shareholder is a corporation, the President or a Vice President should sign in his or her own name indicating this. If the Shareholder is a partnership, a partner should sign in his or her own name, that he or she is a "Partner".

- -----------------------------------------------------------   -----------------------------
Signature (PLEASE SIGN WITHIN BOX)                            Date

- -----------------------------------------------------------   -----------------------------
Signature (Joint Owners)                                      Date

                                   EXHIBIT A
                              [NAME OF PORTFOLIO]
            MASTER INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                    BETWEEN
                                  [PORTFOLIO]
                                      AND
                              A I M ADVISORS, INC.

    Contract made as of               , 19  , between [Portfolio], a Delaware
business trust ("Portfolio"), and A I M Advisors, Inc. (the "Adviser"), a Delaware corporation.


    WHEREAS the Portfolio is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company; and


    WHEREAS the Portfolio desires to retain Adviser as investment manager and administrator to furnish certain administrative, investment advisory and portfolio management services to the Portfolio, and Adviser is willing to furnish such services;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

    1. APPOINTMENT. The Portfolio hereby appoints Adviser as investment manager and administrator for the period and on the terms set forth in this Contract. Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    2.  DUTIES AS INVESTMENT MANAGER.

    (a) Subject to the supervision of the Portfolio's Board of Trustees ("Board"), Adviser will provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash equivalents of the Portfolio. Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio, and the brokers and dealers through whom trades will be executed.

    (b) Adviser agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who sell shares of the Portfolio or provide the Portfolio's or Adviser's other clients with research, analysis, advice and similar services. Adviser may pay to brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of Adviser to the Portfolio and its other clients and that the total commissions or spreads paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to Adviser or any affiliated person thereof except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Portfolio recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.

    (c) Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Portfolio, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Portfolio any records which it maintains for the Portfolio upon request by the Portfolio.

    3. DUTIES AS ADMINISTRATOR. Adviser will administer the affairs of the Portfolio subject to the supervision of the Board and the following understandings:

    (a) Adviser will supervise all aspects of the operations of the Portfolio, including the oversight of transfer agency and custodial services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Portfolio.

    (b) At Adviser's expense, Adviser will provide the Portfolio with such corporate, administrative and clerical personnel (including officers of the Portfolio) and services as are reasonably deemed necessary or advisable by the Board.

    (c) Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Portfolio's prospectus, proxy material, tax returns and required reports with or to the Portfolio's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.


    (d) Adviser will provide the Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.


    4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.


    5.  DELEGATION OF ADVISER'S DUTIES AS INVESTMENT MANAGER AND
ADMINISTRATOR. With respect to the Portfolio, Adviser may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a Sub-Adviser or Sub-Administrator in which Adviser delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Paragraph 2 and 3 of this Contract, provided that: (i) each Sub-Advisory and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which Adviser is subject with respect to the services under Paragraphs 2, 3 and 4 of this Contract; (ii) each Sub-Advisory and Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder, and (iii) Adviser shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.


    6. SERVICES NOT EXCLUSIVE. The services furnished by Adviser hereunder are not to be deemed exclusive and Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a Trustee, officer or employee of the Portfolio, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

    7.  EXPENSES.

    (a) During the term of this Contract, the Portfolio will bear all expenses, not specifically assumed by Adviser.


    (b) Expenses borne by the Portfolio will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Portfolio and any losses incurred in connection therein; (ii) fees payable to and expenses incurred on behalf of the Portfolio by Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Portfolio; (v) costs incurred in connection with the issuance, sale or repurchase of the Portfolio's shares of beneficial interest; (vi) filing fees and expenses relating to the registration and qualification for the Portfolio's shares and the Portfolio under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (viii) fees and salaries payable to the Portfolio's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) Taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Portfolio for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) costs of preparing share certificates; (xvii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, reports, notices and proxy materials for existing shareholders; (xviii) expenses of obtaining and maintaining securities exchange listing of the Portfolio's shares of beneficial interest; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Portfolio is a party and the expenses the Portfolio may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Portfolio; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the portfolio to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.


    (c) Adviser will assume the cost of any compensation for services provided to the Portfolio received by the officers of the Portfolio and by the Trustees of the Portfolio who are not Independent Trustees.


    (d) The payment or assumption by Adviser of any expense of the Portfolio that Adviser is not required by this Contract to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense of the Portfolio on any subsequent occasion.


    8.  COMPENSATION.


    (a) For the services provided to the Portfolio under this Contract, the Portfolio shall pay the Adviser an annual fee, payable monthly, based upon the average daily net assets of the Portfolio as forth in Appendix A attached hereto. Such compensation shall be paid solely from the assets of the Portfolio.



    (b) The fee shall be computed weekly and paid monthly to Adviser on or before the last business day of the next succeeding calendar month.


    (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

    9. LIMITATION OF LIABILITY OF ADVISER AND INDEMNIFICATION. Adviser shall not be liable and the Portfolio shall indemnify Adviser and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Portfolio in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Adviser in the performance by Adviser of its duties or from reckless disregard by Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Adviser, who may be or become an officer, Trustee, employee or agent of the Portfolio shall be deemed, when rendering services to the Portfolio or acting with respect to any business of the Portfolio, to be rendering such service to or acting solely for the Portfolio and not as an officer, partner, employee, or agent or one under the control or direction of Adviser even though paid by it.

    10.  DURATION AND TERMINATION.


    (a) This Contract shall become effective upon the date here above written, provided that this Contract shall not take effect with respect to the Portfolio unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.


    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to the Portfolio this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.


    (c) Notwithstanding the foregoing, with respect to the Portfolio this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days' written notice to Adviser or by Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Portfolio. This Contract will automatically terminate in the event of its assignment.


    11. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, when required by the 1940 Act.

    12. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.


    13. LICENSE AGREEMENT. The Portfolio shall have the non-exclusive right to use the name "AIM" to designate the Portfolio or any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or adviser to the Portfolio with respect to such series of shares.



    14. LIMITATION OF SHAREHOLDER LIABILITY. It is expressly agreed that the obligations of the Portfolio hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Portfolio personally, but shall only bind the assets and property of the Portfolio, as provided in the Portfolio's Agreement and Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Portfolio and shareholders of the Portfolio, and this Contract has been executed and delivered by an authorized officer of the Portfolio acting as such; neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Portfolio, as provided in the Portfolio's Agreement and Declaration of Trust.


    15. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                        [PORTFOLIO]

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

Attest:                                        A I M ADVISORS, INC.

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

                                   APPENDIX A
                                       TO
            MASTER INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                       OF
                                  [PORTFOLIO]



    The Portfolio shall pay the Adviser, out of the assets of a Portfolio, as full compensation for all services rendered and all facilities furnished hereunder, a management fee of 0.95% of the Fund's average daily net assets for the calendar year, computed in the manner used for the determination of the Portfolio's net asset value.

                                   EXHIBIT B

                              [NAME OF PORTFOLIO]

                  SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT
                                    BETWEEN
                              A I M ADVISORS, INC.
                                      AND
      [CHANCELLOR LGT SENIOR SECURED MANAGEMENT, INC.--NAME TO BE CHANGED]

    Contract made as of            , 1998, between A I M Advisors, Inc., a
Delaware corporation ("Adviser"), and [Chancellor LGT Senior Secured Management, Inc.--name to be changed], a New York corporation ("Sub-Adviser").

    WHEREAS Adviser has entered into an Investment Management and Administration Contract with [Portfolio], a closed-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

    WHEREAS Adviser desires to retain Sub-Adviser as sub-adviser and sub-administrator to furnish certain advisory and administrative services to the Portfolio, and Sub-Adviser is willing to furnish such services;

    NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

    1. APPOINTMENT. Adviser hereby appoints Sub-Adviser as sub-adviser and sub-administrator of the Portfolio for the period and on the terms set forth in this Contract. Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    2.  DUTIES AS SUB-ADVISER.


    (a) Subject to the supervision of the Portfolio's Board of Trustees ("Board") and Adviser, the Sub-Adviser will provide a continuous investment program for the Portfolio, including investment research and management, with respect to all securities and investments and cash equivalents of the Portfolio. The Sub-Adviser will determine from time to time what securities and investments will be purchased, retained or sold by the Portfolio., and the brokers and dealers through whom trades will be executed.



    (b) The Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Portfolio's, [Adviser's], or Sub-Adviser's other clients with research, analysis, advice and similar services. The Sub-Adviser may pay, in return for such services research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to the Sub-Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions or spreads paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will Portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Portfolio recognizes that is some cases this procedure may adversely affect the results obtained for the Portfolio.


    (c) The Sub-Adviser will maintain all books and records with respect to the securities transactions of the Portfolio, and will furnish the Board and Adviser with such periodic and special reports as the Board or

Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Portfolio any records which it maintains for the Portfolio upon request by the Portfolio.


    3. DUTIES AS SUB-ADMINISTRATOR. Sub-Adviser will administer the affairs of the Portfolio subject to the supervision of the Portfolio's Board of Trustees ("Board"), the Adviser, and the following understandings:



    (a) Sub-Adviser will supervise all aspects of the operations of the Portfolio, including the oversight of transfer agency and custodial services except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Portfolio.


    (b) At Sub-Adviser's expense, Sub-Adviser will provide the Portfolio with such corporate, administrative and clerical personnel (including officers of the Portfolio) and services as are reasonably deemed necessary or advisable by the Board.


    (c) Sub-Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Portfolio's prospectus, proxy material, tax returns and required reports with or to the Portfolio's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.


    (d) Sub-Adviser will provide the Portfolio with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.


    4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.



    5.  DELEGATION OF SUB-ADVISER'S DUTIES AS SUB-ADVISER AND
SUB-ADMINISTRATOR. With respect to the Portfolio, Sub-Adviser may enter into one or more contracts ("Sub-Sub-Advisory or Sub-Sub-Administration Contracts") with a Sub-Sub-Adviser or Sub-Sub-Administrator in which Sub-Adviser delegates to such sub-sub-adviser or sub-sub-administrator the performance of any or all of the services specified in Paragraph 2 and 3 of this Contract, provided that:
(i) each Sub-Sub-Advisory and Sub-Sub-Administration Contract imposes on the sub-sub-adviser or sub-sub-administrator bound thereby all the duties and conditions to which Sub-Adviser is subject with respect to the services under Paragraphs 2, 3 and 4 of this Contract; (ii) each Sub-Sub-Advisory and Sub-Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder, and (iii) Adviser shall not enter into a Sub-Sub-Advisory or Sub-Sub-Administration Contract unless it is approved by the Board prior to implementation.


    6. SERVICES NOT EXCLUSIVE. The services furnished by Sub-Adviser hereunder are not to be deemed exclusive and Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Sub-Adviser, who may also be a Trustee, officer or employee of the Portfolio, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

    7.  EXPENSES.

    (a) During the term of this Contract, the Portfolio will bear all expenses not specifically assumed by Sub-Adviser.

    (b) Expenses borne by the Portfolio will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Portfolio and any losses incurred in connection therein; (ii) fees payable to and expenses incurred on behalf of the Portfolio by Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Portfolio; (v) costs incurred in connection with the issuance, sale or repurchase of the Portfolio's shares of beneficial interest; (vi) filing fees and expenses relating to the registration and qualification for the Portfolio's shares and the Portfolio under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (viii) fees and salaries payable to the Portfolio's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) Taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Portfolio for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) costs of preparing share certificates; (xvii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, reports, notices and proxy materials for existing shareholders; (xviii) expenses of obtaining and maintaining securities exchange listing of the Portfolio's shares of beneficial interest; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Portfolio is a party and the expenses the Portfolio may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Portfolio; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the portfolio to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.


    (c) Sub-Adviser will assume the cost of any compensation for services provided to the Portfolio received by the officers of the Portfolio and by the Trustees of the Portfolio who are not Independent Trustees.

    (d) The payment or assumption by Sub-Adviser of any expense of the Portfolio that Sub-Adviser is not required by this Contract to pay or assume shall not obligate Sub-Adviser to pay or assume the same or any similar expense of the Portfolio on any subsequent occasion.

    8.  COMPENSATION.


    (a) For the services provided to a Portfolio under this Contract, Adviser will pay Sub-Adviser a fee, computed daily and paid monthly, as set forth in Appendix A hereto.


    (b) The fee shall be computed weekly and paid monthly to Sub-Adviser on or before the last business day of the next succeeding calendar month.

    (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

    9. LIMITATION OF LIABILITY OF SUB-ADVISER AND INDEMNIFICATION. Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Portfolio in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance by Sub-Adviser of its duties or from reckless disregard by Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Portfolio, shall be deemed, when rendering services to the Portfolio or acting with respect to any business of the Portfolio to be rendering such service to or acting solely for the Portfolio and not as an officer, partner, employee, or agent or one under the control or direction of Sub-Adviser even though paid by it.

    10. DURATION AND TERMINATION.

    (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to the Portfolio unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to the Portfolio, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

    (c) Notwithstanding the foregoing, with respect to the Portfolio this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days' written notice to Sub-Adviser or by Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Portfolio. This Contract will automatically terminate in the event of its assignment.

    11. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, when required by the 1940 Act.

    12. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

    13. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                        A I M ADVISORS, INC.

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

Attest:                                        CHANCELLOR LGT SENIOR SECURED MANAGEMENT,
                                               INC. [Name to be Changed]

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

                                   APPENDIX A
                                       TO
                  SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT


    The Adviser shall pay the Sub-Adviser, as full compensation for all services rendered and all facilities furnished hereunder, a sub-advisory fee of 0.48% of the Portfolio's average daily net assets for the calendar year, computed in the manner used for the determination of the Portfolio's net asset value.

                                   EXHIBIT C

                              [NAME OF PORTFOLIO]


              SUB-SUB-ADVISORY AND SUB-SUB-ADMINISTRATION CONTRACT
                                    BETWEEN
      [CHANCELLOR LGT SENIOR SECURED MANAGEMENT, INC.--NAME TO BE CHANGED]
                                      AND
          [CHANCELLOR LGT ASSET MANAGEMENT, INC.--NAME TO BE CHANGED]


    Contract made as of            , 1998, between Chancellor LGT Senior Secured
Management, Inc.,[name to be changed] a New York corporation ("Sub-Adviser"), and Chancellor LGT Asset Management, Inc. [name to be changed], a New York corporation ("Secondary Sub-Adviser").


    WHEREAS Sub-Adviser has entered into a Sub-Advisory and Sub-Administration Contract with A I M Advisors, Inc. ("Adviser") with respect to [Portfolio], a closed-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and


    WHEREAS Sub-Adviser desires to retain Secondary Sub-Adviser as sub-sub-adviser and sub-sub-administrator to furnish certain advisory and administrative services to the Portfolio, and Secondary Sub-Adviser is willing to furnish such services;

    NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

    1. APPOINTMENT. Sub-Adviser hereby appoints Secondary Sub-Adviser as sub-sub-adviser and sub-sub-administrator of the Portfolio for the period and on the terms set forth in this Contract. Secondary Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    2.  DUTIES AS SECONDARY SUB-ADVISER.


    (a) Subject to the supervision of the Portfolio's Board of Trustees ("Board"), Adviser, and the Sub-Adviser, the Secondary Sub-Adviser will provide a continuous investment program for the Portfolio, including investment research and management, for a portion of the investments of the Portfolio to be determined by the Sub-Adviser (the "Sub-Sub-Advised Assets"). The Secondary Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to the Sub-Sub-Advised Assets of the Portfolio. The Secondary Sub-Adviser will be responsible for placing purchase and sell orders for such investments and for other related transactions. The Secondary Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's registration statement.



    (b) The Secondary Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result, in terms of price and execution. Consistent with this obligation, the Secondary Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Portfolio's, [Adviser's, Sub-Adviser's or Secondary Sub-Adviser's] other clients with research, analysis, advice and similar services. The Secondary Sub-Adviser may pay to brokers and dealers, in return for such research and analysis services, a higher commission or spread than may be charged by other brokers and dealers, subject to the Secondary Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Secondary Sub-Adviser to the Portfolio and its other clients and that the total commissions or spreads paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will Portfolio securities be purchased from or sold to the Secondary Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Secondary Sub-

Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Secondary Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Portfolio recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.



    (c) The Secondary Sub-Adviser will maintain all books and records with respect to the securities transactions of the Portfolio, and will furnish the Board, Adviser, and Sub-Adviser with such periodic and special reports as the Board, Adviser, or Sub-Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Secondary Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Portfolio any records which it maintains for the Portfolio upon request by the Portfolio.



    (d) The Secondary Sub-Adviser will provide the Board, the Adviser, and the Sub-Adviser on a regular basis with economic and investment analyses and reports and make available to the Board, the Adviser, and the Sub-Adviser upon request any economic, statistical and investment services normally available to institutional or other customers of the Secondary Sub-Adviser.



    3. DUTIES AS SUB-SUB-ADMINISTRATOR. Secondary Sub-Adviser will administer the affairs of the Portfolio subject to the supervision of the Portfolio's Board of Trustees ("Board"), the Adviser, the Sub-Adviser, and the following understandings:



    (a) Secondary Sub-Adviser will supervise all aspects of the operations of the Portfolio, including the oversight of transfer agency and custodial services except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Portfolio.


    (b) At Secondary Sub-Adviser's expense, Secondary Sub-Adviser will provide the Portfolio with such corporate, administrative and clerical personnel (including officers of the Portfolio) and services as are reasonably deemed necessary or advisable by the Board.


    (c) Secondary Sub-Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Portfolio's prospectus, proxy material, tax returns and required reports with or to the Portfolio's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.



    (d) Secondary Sub-Adviser will provide the Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.



    4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Secondary Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.


    5. SERVICES NOT EXCLUSIVE. The services furnished by Secondary Sub-Adviser hereunder are not to be deemed exclusive and Secondary Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Secondary Sub-Adviser, who may also be a Trustee, officer or employee of the Portfolio, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

    6.  EXPENSES.

    (a) During the term of this Contract, the Portfolio will bear all expenses not specifically assumed by Secondary Sub-Adviser.


    (b) Expenses borne by the Portfolio will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Portfolio and any losses incurred in connection therein; (ii) fees payable to and expenses incurred on behalf of the Portfolio by Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Portfolio; (v) costs incurred in connection with the issuance, sale or repurchase of the Portfolio's shares of beneficial interest; (vi) filing fees and expenses relating to the registration and qualification for the Portfolio's shares and the Portfolio under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (viii) fees and salaries payable to the Portfolio's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) Taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Portfolio for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) costs of preparing share certificates; (xvii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, reports, notices and proxy materials for existing shareholders; (xviii) expenses of obtaining and maintaining securities exchange listing of the Portfolio's shares of beneficial interest; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Portfolio is a party and the expenses the Portfolio may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Portfolio; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the portfolio to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.


    (c) Secondary Sub-Adviser will assume the cost of any compensation for services provided to the Portfolio received by the officers of the Portfolio and by the Trustees of the Portfolio who are not Independent Trustees.

    (d) The payment or assumption by Secondary Sub-Adviser of any expense of the Portfolio that Secondary Sub-Adviser is not required by this Contract to pay or assume shall not obligate Secondary Sub-Adviser to pay or assume the same or any similar expense of the Portfolio on any subsequent occasion.

    7.  COMPENSATION.

    (a) For the services provided to a Portfolio under this Contract, Sub-Adviser will pay Secondary Sub-Adviser a fee, computed weekly and paid monthly, as set forth in Appendix A hereto.

    (b) The fee shall be computed weekly and paid monthly to Secondary Sub-Adviser on or before the last business day of the next succeeding calendar month.

    (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

    8.  LIMITATION OF LIABILITY OF SECONDARY SUB-ADVISER AND
INDEMNIFICATION. Secondary Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Portfolio in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Secondary Sub-Adviser in the performance by Secondary Sub-Adviser of its duties or from reckless disregard by Secondary Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Secondary Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Portfolio, shall be deemed, when rendering services to the Portfolio or acting with respect to any business of the Portfolio to be rendering such service to or acting solely for the Portfolio and not as an officer, partner, employee, or agent or one under the control or direction of Secondary Sub-Adviser even though paid by it.

    9.  DURATION AND TERMINATION.

    (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to the Portfolio unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to the Portfolio, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.


    (c) Notwithstanding the foregoing, with respect to the Portfolio this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days' written notice to Secondary Sub-Adviser or by Secondary Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Portfolio. This Contract will automatically terminate in the event of its assignment.


    10. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, when required by the 1940 Act.

    11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

    12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                        CHANCELLOR LGT SENIOR SECURED MANAGEMENT,
                                               INC. [Name to be Changed]

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

Attest:                                        CHANCELLOR LGT ASSET MANAGEMENT, INC. [Name
                                               to be Changed]

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

                                   APPENDIX A
                                       TO
              SUB-SUB-ADVISORY AND SUB-SUB-ADMINISTRATION CONTRACT


    The Sub-Adviser shall pay the Secondary Sub-Adviser, as full compensation for all services rendered and all facilities furnished hereunder, a sub-sub-advisory fee of 0.48% of the portion of the Portfolio's average daily net assets for the calendar year that is delegated to the Secondary Sub-Adviser. The Portfolio's average daily net assets shall be computed in the manner used for the determination of the Portfolio's net asset value.

                                   EXHIBIT D

                AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION


    This AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION ("Agreement") is made
as of this     day of          , 1998, between GT Global Floating Rate Fund,
Inc., a Maryland corporation ("Old Fund"), and                    , a Delaware
business trust ("New Fund") (each, a "Fund" and collectively, the "Funds").


    Old Fund intends to change its identity, form, and place of organization-- by converting from a Maryland corporation to a Delaware business trust--through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"). Old Fund desires to accomplish such conversion by transferring all its assets to New Fund (which is being established solely for the purpose of acquiring such assets and continuing Old Fund's business) in exchange solely for voting shares of beneficial interest in New Fund ("New Fund Shares") and New Fund's assumption of Old Fund's liabilities, followed by the constructive distribution of the New Fund Shares PRO RATA to the holders of shares of common stock of Old Fund ("Old Fund Shares") in exchange therefor, all on the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" for federal income tax purposes). All such transactions are referred to herein as the "Reorganization."

    In consideration of the mutual promises herein contained, the parties agree as follows:

    1.  PLAN OF CONVERSION AND LIQUIDATION.

    1.1. Old Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to New Fund. New Fund agrees in exchange therefor (a) to issue and deliver to Old Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares equal to the number of full and fractional Old Fund Shares then outstanding and (b) to assume all of Old Fund's liabilities described in paragraph 1.3 ("Liabilities"). Such transactions shall take place at the Closing (as defined in paragraph 2.1).

    1.2. The Assets shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property owned by Old Fund at the Effective Time (as defined in paragraph 2.1).

    1.3. The Liabilities shall include all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.


    1.4. At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Share issued pursuant to paragraph 4.4 shall be redeemed by New Fund for $1.00 and (b) Old Fund shall constructively distribute the New Fund Shares received by it pursuant to paragraph 1.1 to Old Fund's shareholders of record, determined as of the Effective Time (collectively, "Shareholders" and each individually, a "Shareholder"), in exchange for their Old Fund Shares. Such distribution shall be accomplished by New Fund's transfer agent ("Transfer Agent") opening accounts on New Fund's share transfer books in the Shareholders' names and transferring such New Fund Shares thereto. Each Shareholder's account shall be credited with the respective PRO RATA number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder. All outstanding Old Fund Shares, including those represented by certificates, shall simultaneously be canceled on Old Fund's share transfer books. New Fund shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates for Old Fund Shares issued before the Reorganizations shall represent New Fund Shares.

    1.5. As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4, Old Fund shall be liquidated and any further actions shall be taken in connection therewith as required by applicable law.

    1.6. Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder on Old Fund's books of the Old Fund Shares constructively exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

    1.7. Any reporting responsibility of Old Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

    2.  CLOSING.

    2.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Funds' principal office on May 29, 1998, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Funds' close of business on the date thereof or at such other time as the parties may agree ("Effective Time").

    2.2. Old Fund shall deliver to New Fund at the Closing a schedule of the Assets as of the Effective Time, which shall set forth for all portfolio securities included therein their adjusted tax basis and holding period by lot. Old Fund's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

    2.3. Old Fund shall deliver to New Fund at the Closing a list of the Shareholders' names and addresses and the number of outstanding Old Fund Shares owned by each Shareholder, all as of the Effective Time, certified by Old Fund's Secretary or Assistant Secretary. The Transfer Agent shall deliver at the Closing a certificate as to the opening on New Fund's share transfer books of accounts in the Shareholders' names. New Fund shall issue and deliver a confirmation to Old Fund evidencing the New Fund Shares to be credited to Old Fund at the Effective Time or provide evidence satisfactory to Old Fund that such shares have been credited to Old Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

    2.4. Each Fund shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

    3.  REPRESENTATIONS AND WARRANTIES.

    3.1. Old Fund represents and warrants as follows:

        3.1.1. Old Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Articles of Incorporation are on file with that state's Department of Assessments and Taxation;

        3.1.2. Old Fund is duly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

        3.1.3. At the Closing, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, New Fund will acquire good and marketable title thereto;

        3.1.4. New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

        3.1.5. Old Fund qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and it has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such year;

        3.1.6. There is no plan or intention of Shareholders who individually own 5% or more of the Old Fund Shares--and, to the best of Old Fund's management's knowledge, there is no plan or intention of the remaining Shareholders--to sell, exchange, or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. Consequently, that management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS;

        3.1.7. The Liabilities were incurred by Old Fund in the ordinary course of its business and are associated with the Assets;

        3.1.8. Old Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

        3.1.9. Not more than 25% of the value of Old Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

        3.1.10. As of the Effective Time, Old Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Old Fund Shares;

        3.1.11. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Old Fund's shareholders; and

        3.1.12. Old Fund will be liquidated as soon as reasonably practicable after the Reorganization, but in all events within twelve months after the Effective Time.

    3.2. New Fund represents and warrants as follows:

        3.2.1. New Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State thereof;

        3.2.2. At the Effective Time New Fund will succeed to Old Fund's registration statement filed under the 1940 Act with the Securities and Exchange Commission ("SEC") and thus will become duly registered as a closed-end management investment company thereunder;

        3.2.3. New Fund has not commenced operations and will not commence operations until after the Closing;

        3.2.4. Prior to the Effective Time, there will be no issued and outstanding shares in New Fund or any other securities issued by New Fund, except as provided in paragraph 4.4;

        3.2.5. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

        3.2.6. The New Fund Shares to be issued and delivered to Old Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of New Fund, fully paid and non-assessable;

        3.2.7. New Fund will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

        3.2.8. New Fund has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a closed-end investment company the shares of which are continuously offered; nor does New Fund have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than pursuant to repurchase offers at periodic intervals that are necessary to comply with Rule 23c-3 under the 1940 Act;

        3.2.9. New Fund will actively continue Old Fund's business in substantially the same manner that Old Fund conducted that business immediately before the Reorganization; and New Fund has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business New Fund will continuously review its investment portfolio (as Old Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets;

        3.2.10. There is no plan or intention for New Fund to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and

        3.2.11. Immediately after the Reorganization, (a) not more than 25% of the value of New Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers.

    3.3. Each Fund represents and warrants as follows:

        3.3.1. The fair market value of the New Fund Shares received by each Shareholder will be approximately equal to the fair market value of the Old Fund Shares constructively surrendered in exchange therefor;

        3.3.2. Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

        3.3.3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

        3.3.4. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount; and

        3.3.5. Immediately following consummation of the Reorganization, New Fund will hold the same assets--except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization--and be subject to the same liabilities that Old Fund held or was subject to immediately prior to the Reorganization, plus any liabilities for expenses of the parties incurred in connection with the Reorganization. Such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) made by Old Fund immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets.

    4.  CONDITIONS PRECEDENT.

    Each Fund's obligations hereunder shall be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

    4.1. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Fund may for itself waive any of such conditions;

    4.2. Old Fund shall have called a meeting of its shareholders ("Shareholders Meeting") to consider and act on this Agreement and the Reorganization, and at such meeting those shareholders shall have approved thereof in accordance with applicable law;

    4.3. Each party shall have received an opinion from Kirkpatrick & Lockhart LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters addressed to such counsel) and the certificates delivered pursuant to paragraph 2.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

        4.3.1. The Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

        4.3.2. No gain or loss will be recognized to Old Fund on the transfer of the Assets to New Fund in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders, in constructive exchange for their Old Fund Shares, in liquidation of Old Fund;

        4.3.3. No gain or loss will be recognized to New Fund on its receipt of the Assets in exchange for New Fund Shares and its assumption of the Liabilities;

        4.3.4. New Fund's basis for the Assets will be the same as the basis thereof in Old Fund's hands immediately before the Reorganization, and New Fund's holding period for the Assets will include Old Fund's holding period therefor;

        4.3.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

        4.3.6. A Shareholder's basis for the New Fund Shares to be received by it in the Reorganization will be the same as the basis for its Old Fund Shares to be constructively surrendered in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include its holding period for those Old Fund Shares, provided they are held as capital assets by the Shareholder at the Effective Time; and

        4.3.7. For purposes of section 381 of the Code, New Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Old Fund's taxable year, Old Fund's tax attributes enumerated in section 381(c) of the Code will be taken into account by New Fund as if there had been no Reorganization, and the part of Old Fund's taxable year before the Reorganization will be included in New Fund's taxable year after the Reorganization;

    4.4. Prior to the Closing, New Fund's trustees shall have authorized the issuance of, and New Fund shall have issued, one New Fund Share to Old Fund in consideration of the payment of $1.00 for the purpose of enabling Old Fund to elect Old Fund's directors as New Fund's trustees (to serve without limit in time, except as they may resign or be removed by action of New Fund's trustees or shareholders), to ratify the selection of New Fund's independent certified public accountants, and to vote on the matters referred to in paragraph 4.5; and


    4.5. New Fund shall have entered into an investment management and administration agreement, a sub-advisory agreement, a sub-sub-advisory agreement, a distribution contract, and such other agreements as are necessary for New Fund's operation as a closed-end investment company. Each such agreement shall have been approved by New Fund's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" thereof (as defined in the 1940 Act) and by Old Fund as the sole shareholder of New Fund.


    At any time prior to the Closing, any of the foregoing conditions (except that set forth in paragraph 4.2) may be waived by the directors/trustees of either Fund if, in their judgment, such waiver will not have a material adverse effect on the interests of Old Fund's shareholders.

    5.  EXPENSES.

    Except as otherwise provided in subparagraph 3.3.3, all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

    6.  ENTIRE AGREEMENT; SURVIVAL.

    Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing.

    7.  AMENDMENT.

    This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Old Fund's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

    8.  TERMINATION.

    This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Old Fund's shareholders:

    8.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or
(c) if the Closing has not occurred on or before September 30, 1998; or

    8.2. By the parties' mutual agreement.

    Except as otherwise provided in paragraph 5, in the event of termination under paragraphs 8.1(c) or 8.2, there shall be no liability for damages on the part of either Fund--or the directors or trustees, as the case may be, or officers of either Fund--to the other Fund.

    9.  MISCELLANEOUS.

    9.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

    9.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.


    The execution and delivery of this Agreement have been authorized by New Fund trustees, and this Agreement has been executed and delivered by authorized officers of New Fund acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of New Fund personally but shall bind only the assets and property of New Fund, as provided in New Fund's Agreement and Declaration of Trust.


    IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

Attest:                                        GT GLOBAL FLOATING RATE FUND, INC.,

- --------------------------------------------   By: -----------------------------------------
                                               Title:
                                               ---------------------------------------

Attest:                                        [                            ],

- --------------------------------------------   By: -----------------------------------------
                                               Title:
                                               ---------------------------------------

                                   EXHIBIT E
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              [FLOATING RATE FUND]


    WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as
of            , 1998, among               ,               ,               ,
              , and               , as Trustees, and each person who becomes a
Shareholder (as hereinafter defined) in accordance with the terms hereinafter set forth.


    WHEREAS, the parties hereto desire to create a business trust pursuant to the Delaware Act (as hereinafter defined) for the investment and reinvestment of funds contributed thereto;


    NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders (as hereinafter defined) as herein set forth below.


                                   ARTICLE I
              NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

    Section 1.1.  NAME.  The name of the business trust created hereby is
"              ," and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act, as hereinafter defined.

    Section 1.2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

    (a) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time;

    (b) "Bylaws" means the Bylaws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

    (c) "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article II, Section 2.3 hereof;

    (d) "Commission" shall have the meaning given it in the 1940 Act. The terms "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

    (e) "Covered Person" means every person who is, or has been, a Trustee or an officer of the Trust;

    (f) The "Delaware Act" refers to the Delaware Business Trust Act, 12 Del. C.
        Section 3801 et seq., as such Act may be amended from time to time;

    (g) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;

    (h) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

    (i) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares that have been repurchased or redeemed by the Trust;

    (j) "Portfolio" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.3 hereof;

    (k) "Shareholder" means a record owner of Outstanding Shares of the Trust;

    (l) "Shares" means the equal proportionate transferable units of beneficial interest into which the beneficial interest of the Trust, or of a Portfolio of the Trust or a Class thereof, as the context may require, shall be divided and may include fractions of Shares as well as whole Shares;

   (m) The "Trust" means               , the Delaware business trust established
       hereby, and reference to the Trust, when applicable to one or more Portfolios of the Trust, or Classes thereof, shall refer to any such Portfolio, or Class thereof, as the case may be;


    (n) The "Trustees" means the Persons who have signed this Agreement and Declaration of Trust as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Article III, Section 3.4 hereof or elected as Trustees in accordance with the provisions of Article III,
        Section 3.6 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and


    (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust, any Portfolio, any Class of a Portfolio, or the Trustees on behalf of the Trust, a Portfolio, or a Class.


    Section 1.3. PURPOSE. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.



    Section 1.4. CERTIFICATE OF TRUST. Immediately upon the execution of this Agreement, the Trustees shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.


                                   ARTICLE II
                              BENEFICIAL INTEREST


    Section 2.1. SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. The Trustees may, from time to time, authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, and may further authorize the division of said Portfolios into one or more additional, separate and distinct Classes in accordance with Article II, Section
2.3 of this Agreement. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.


    Section 2.2. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

    Section 2.3. ESTABLISHMENT OF PORTFOLIOS AND CLASSES. The Trustees may divide the Trust into one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees hereby establish and designate the Portfolios listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The Trust shall maintain separate and distinct records for each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of expenses separately allocated to Classes thereof as permitted herein. A Portfolio may have exclusive voting rights with respect to matters affecting only that Portfolio. If no Portfolio shall be established, the Shares shall have the rights and preferences provided for herein to the extent relevant, and all references to Portfolio shall be construed (as the context may require) to refer to the Trust.

    The Trustees may divide the Shares of any Portfolio into two or more Classes, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent interests in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that expenses (or certain assets as determined by the Trustees) allocated to a Class may be borne solely by (or credited solely to) that Class and except that each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trustees hereby establish for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption).

    Section 2.3.1. Subject to Section 6.1 of this Trust Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges of Outstanding Shares in a manner materially adverse to the Shareholders of such Shares without the prior approval of the affected Shareholders); to divide or combine the Shares or any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify any issued Shares or any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any shares. At any time that there are no Shares outstanding of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

    Section 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

    (a) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

    (b) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that

        Portfolio. In addition, any assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Portfolio. The Trustees may, in their sole discretion, allocate certain assets to a particular Class, and such assets may be referred to herein as "assets belonging to" that Class.

    (c) A particular Portfolio (or Class) shall be charged with the liabilities of that Portfolio (or Class) and all expenses, costs, charges and reserves attributable to any particular Portfolio (or Class) shall be borne by such Portfolio (or Class). Any general liabilities, expenses, costs, charges or reserves to the Trust which are not readily identifiable as belonging to any particular Portfolio (or Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio (or Class) shall be enforceable against the assets of such Portfolio (or Class) only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
        Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio and Class thereof.


        All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.


    Section 2.4. INVESTMENT IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each Investment shall be credited to the individual shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the purchaser shall select.

    Section 2.5. PERSONAL LIABILITY OF SHAREHOLDERS. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio (or Class) thereof shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Portfolios thereof or to one or more Classes of a Portfolio and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).


    Section 2.6. ASSENT TO AGREEMENT. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.


                                  ARTICLE III
                                  THE TRUSTEES


    Section 3.1. MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.



    The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.


    Section 3.2. INITIAL TRUSTEES. The initial Trustees shall be the persons named herein.

    Section 3.3. TERMS OF OFFICE OF TRUSTEES. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of the Shareholders owning at least two-thirds of the Outstanding Shares.

    Section 3.4. VACANCIES AND APPOINTMENT OF TRUSTEES. A vacancy shall occur in case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointment such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two (2) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

    An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 or elected pursuant to Section 3.6 shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.


    Section 3.5. TEMPORARY ABSENCE OF TRUSTEE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.


    Section 3.6. NUMBER OF TRUSTEES. The number of Trustees shall initially be five (5), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than twelve (12). The Shareholders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.


    Section 3.7. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.


    Section 3.8. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Portfolio, or Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust, Portfolio or Class thereof. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.


                                   ARTICLE IV
                             POWERS OF THE TRUSTEES


    Section 4.1. POWERS. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:


    (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the assets of the Trust;

    (b) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

    (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

    (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;


    (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;


    (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;


    (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange, or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;


    (h) To retain one or more transfer agents or Shareholder servicing agents, or both;

    (i) To set record dates in the manner provided herein or in the Bylaws;

    (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor;

    (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

    (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

   (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

    (n) To hold any security or property in a form not indicating any Trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or of a Portfolio or Class thereof or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

    (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers, and duties as they may provide consistent with applicable law;

    (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

    (q) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contact, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

    (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

    (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

    (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolio or Class, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;


    (u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;


    (v) To interpret the investment policies, practices or limitations of any Portfolios;

    (w) To establish a registered office and have a registered agent in the State of Delaware; and

    (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

    The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

    The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

    No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

    Section 4.2. ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and VII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or the particular Portfolio or Class of the Trust, with respect to which such Shares are issued.

    Section 4.3. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by unanimous written consent of the Trustees (or by written consent of a majority of the Trustees if the President of the Trust determines, in good faith, that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impracticable within a reasonable time frame) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee.

    Section 4.4. PRINCIPAL TRANSACTIONS. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any affiliated person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an affiliated person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

    Section 4.5. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Portfolio (or Class), or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios (or Classes) that may be established or designated pursuant to
Article II, Section 2.3, as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited, to the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

    Section 4.6. TRUSTEE COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.


                                   ARTICLE V
                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                 TRANSFER AGENT


    Section 5.1. INVESTMENT ADVISER. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.


    The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser, and the sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.


    Section 5.2. OTHER SERVICE CONTRACTS. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar servicers.

    Section 5.3. PARTIES TO CONTRACT. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

    Section 5.4. MISCELLANEOUS. The fact that (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodial, or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI
                    SHAREHOLDERS' VOTING POWERS AND MEETING


    Section 6.1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (1) the election of Trustees as provided in Article III, Section 3.6, (2) the removal of a Trustee as provided in Article III, Section 3.3(d),
(3) any investment advisory contract to the extent required by the 1940 Act, (4) termination of the Trust or a Portfolio or Class thereof as provided in Article IX, Section 9.3, (5) amendment of this Agreement only as provided in Article IX,
Section 9.7, (6) the sale of all or substantially all the assets of the Trust or of any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of business trust; (7) the merger or consolidation of the Trust or any Portfolio or Class with and into another Company, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the number of Shares outstanding as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class, as the case may be; (8) amendment of quarterly repurchase offers provided for in Article VII, Section 7.2; and (9) such additional matters relating to the Trust as may be required by law or as the Trustees may consider desirable.



    Until Shares are issued, the Trustees may exercise all rights of Shareholders and may make any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.



    On any matter submitted to vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in this Agreement or in the Bylaws.

                                  ARTICLE VII
                         DISTRIBUTIONS AND REDEMPTIONS

    Section 7.1. DISTRIBUTIONS. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains, or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payout plans, or similar plans as the Trustees deem appropriate.

    Section 7.2.  PERIODIC REPURCHASE OFFERS.


    (a) The Trust will make offers to repurchase its shares at quarterly intervals pursuant to Rule 23c-3 under the 1940 Act ("Offers"). The Trustees may place such conditions and limitations on repurchase offers as may be permitted pursuant to Rule 23c-3 or by the SEC.



    (b) On or about the fourth Tuesday of the last month of each calendar quarter, or the next business day if such day is not a business day, will be the deadline (the "request deadline") by which the Trust must receive repurchase requests submitted by shareholders in response to the most recent repurchase offer.



    (c) The date on which the repurchase price for shares is to be determined (the "pricing date") will occur no later than the fourteenth day after a repurchase request deadline, or the next business day if such day is not a business day.


    (d) Offers may be suspended or postponed under certain circumstances, as provided for in Rule 23c-3.

    Section 7.3. OTHER REPURCHASE OFFERS. The Trust may, at the discretion of the Trustees and to the extent permitted by Rule 23c-3, make discretionary repurchase offers pursuant to Rule 23c-3.

                                  ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

    Section 8.1. LIMITATION OF LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

    Section 8.2. INDEMNIFICATION OF COVERED PERSONS. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act and other applicable law.

    Section 8.3. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law.

The Trust, on behalf of the affected Portfolio (or Class), shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of that Portfolio (or Class).

                                   ARTICLE IX
                                 MISCELLANEOUS


    Section 9.1. TRUST NOT A PARTNERSHIP; TAXATION. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or Class or, if the Trustees shall have yet to have established any separate Portfolio or Class, of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustee, nor any of their agents, whether past, present, or future, shall be personally liable therefor.



    It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Portfolio, and the Trustees may delegate such authority to any executive officer(s) of any Portfolio's investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.



    Section 9.2.  TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR
SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII hereof and to Section 9.1 of this Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII hereof and Section
9.1 of this Article IX, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained. Section 9.3. Termination of Trust or Portfolio or Class.


    (a) The Trust or any Portfolio (or Class) may be terminated by (1) a Majority Shareholder Vote of the Trust or the affected Portfolio (or Class), respectively, or (2) if there are fewer than 100 Shareholders of record of the Trust or of such terminating Portfolio (or Class), the Trustees pursuant to written notice to the Shareholders of the Trust or the affected Portfolio (or Class).

    (b) On termination of the Trust or any Portfolio (or Class) pursuant to paragraph (a),

        (1) the Trust or that Portfolio (or Class) thereafter shall carry on no business except for the purpose of winding up its affairs,


        (2) the Trustees shall proceed to wind up the affairs of the Trust or that Portfolio (or Class), and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio (or Class), collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of its remaining assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, and


        (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio (or Class); however, the payment to any particular Class of that Portfolio may be reduced by any fees, expenses, or charges allocated to that Class.


    (c) On completion of distribution of the remaining assets pursuant to paragraph (b), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.


    Section 9.4.  CERTAIN TRANSACTIONS.

    (a) Notwithstanding any other provision hereof and subject to the exception provided in Paragraph (d) of this Section, the transactions described in Paragraph (c) of this Section shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares of the Trust. Notwithstanding any other provision herein, such affirmative vote shall be in addition to, and not in lieu of, the vote or consent of the Shareholders of the Trust otherwise required by law (including without limitation, any separate vote by class of capital stock that may be required by the 1940 Act or by other applicable law), by the terms of any Class or Portfolio that is now or hereafter authorized, or by any agreement between the Trust and any national securities exchange.

    (b) For purposes of this Section, the term 'Principal Shareholder' shall mean any corporation, person, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares of the Trust, or which is its "affiliate" or "associate" as so defined. For purposes of this Section, calculation of the outstanding Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

    (c) This Section shall apply to the following transactions:

         1. Merger, consolidation, or statutory share exchange of the Trust with or into any other corporation;

         2. Issuance of any securities of the Trust to any Principal Shareholder for entity for cash;

         3. Sale, lease, or exchange of all or any substantial part of the assets of the Trust to any person or entity (except assets having an aggregate fair market value of less than $1,000,000);

         4. Sale, lease, or exchange to the Trust, in exchange for securities of the Trust, of any assets of any person or entity (except assets having an aggregate fair market value of less than $1,000,000); or

         5. Any amendment of this Agreement that makes the Shares a "redeemable security" as that term is defined in the 1940 Act.

    (d) The provisions of this Section shall not apply to any transaction described in Paragraph (c) of this Section if the Trustees authorize such transaction by an affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act.


    Section 9.5.  SALE OF ASSETS; MERGER AND CONSOLIDATION.  Subject to Section
6.1 of Article VI of this Agreement, the Trustees may cause (i) the Trust or one or more of its Portfolios (or Classes) to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another Trust or Company, (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 9.4 of
Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio (or Class) into beneficial interests in such separate business trust or trusts (or series or class thereof).



    Section 9.6. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Agreement supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.



    Section 9.7. GOVERNING LAW. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.


    The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions, provided, however, that the exercise of any such power, privilege, or action shall not otherwise violate applicable law.

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    Section 9.8.  AMENDMENTS.  Except as specifically provided herein, the
Trustees may, without any Shareholder vote, amend this Agreement by making an amendment, a Agreement supplemental hereto, or an amended and restated trust instrument. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of only one or more Portfolios (or Classes thereof) shall be authorized by vote of only the Shareholders of that Portfolio (or Class), and no vote shall be required of Shareholders of any Portfolio (or Class) that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article IX that would have the effect of reducing the indemnification and other rights provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of Shareholders owning at least two-thirds of the Outstanding Shares entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.



    Section 9.9. PROVISIONS IN CONFLICT WITH LAW. The provisions of this Agreement are severable, and the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.



    Section 9.10. SHAREHOLDERS' RIGHT TO INSPECT SHAREHOLDER LIST. One or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the outstanding shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

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    IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of
the Trust, have executed this instrument this     day of          , 1998.

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                                      E-16
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                                   SCHEDULE A


The Trustees have not established for [Name of Trust] any Portfolios or Classes.

Date: [             ]

                                      E-17
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FRFPX804